Exhibit 2.1

AGREEMENT AND PLAN OF REORGANIZATION

among

ZORAN CORPORATION,

a Delaware corporation

(“Zoran”),

ZINC ACQUISITION CORPORATION,

a Delaware corporation and wholly-owned

subsidiary of Zinc,

and

OAK TECHNOLOGY, INC.,

a Delaware corporation

Dated May 4, 2003

i

ii

iii

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of May 4, 2003 by and among Zoran Corporation, a Delaware corporation (“Zoran”), Zinc Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Zoran (“Sub”), and Oak Technology, Inc., a Delaware corporation (“Oak”).

RECITALS

A.            The Boards of Directors of Zoran, Sub and Oak deem it advisable and in the best interests of each corporation and its respective stockholders that Zoran and Oak combine in order to advance the long-term business interests of Zoran and Oak;

B.            The combination of Zoran and Oak shall be effected by the terms of this Agreement through a transaction in which Oak will merge with and into Sub (the “Merger”);

C.            Contemporaneously with the execution and delivery of this Agreement, and as a condition and inducement to Zoran’s willingness to enter into this Agreement, certain stockholders of Oak have entered into Voting Agreements in the form attached hereto as Exhibit A pursuant to which they have agreed to vote their shares in favor of the adoption and approval of the Merger (the “Oak Voting Agreements”);

D.            Contemporaneously with the execution and delivery of this Agreement, and as a condition and inducement to Oak’s willingness to enter into this Agreement, certain stockholders of Zoran have entered into Voting Agreements in the form attached hereto as Exhibit B pursuant to which they have agreed to vote their shares in favor of the adoption and approval of the Merger (the “Zoran Voting Agreements”); and

E.             For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

ARTICLE I

THE MERGER

Section 1.1             Effective Time of the Merger.  Subject to the provisions of this Agreement, a certificate of merger (the “Certificate of Merger”) in such form as is required by the relevant provisions of the Delaware General Corporation Law (the “DGCL”) shall be duly prepared, executed and acknowledged by the Surviving Corporation (as defined in Section 1.3) and thereafter delivered to the Secretary of State of the State of Delaware for filing, as provided in the DGCL, as soon as practicable on or after the Closing Date (as defined in Section 1.2).  The

Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the “Effective Time”).

Section 1.2             Closing.  The closing of the Merger (the “Closing”) will take place at 1:00 p.m., Pacific Time, on a date to be specified by Zoran and Oak, which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in Sections 7.1, 7.2(b) (other than the delivery of the officers’ certificate referred to therein) and 7.3(b) (other than the delivery of the officers’ certificate referred to therein), provided that the other closing conditions set forth in Article VII have been met or waived as provided in Article VII at or prior to the Closing (the “Closing Date”), at the offices of Gray Cary Ware & Freidenrich LLP, 400 Hamilton Avenue, Palo Alto, CA 94301-1825, unless another date or place is agreed to in writing by Zoran and Oak.

Section 1.3             Effects of the Merger.

(a)           At the Effective Time (i) Oak shall be merged with and into Sub, the separate existence of Oak shall cease and Sub shall continue as the surviving corporation (Sub and Oak are sometimes referred to below as the “Constituent Corporations” and Sub is sometimes referred to below as the “Surviving Corporation”), (ii) the Certificate of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be amended in its entirety to read as set forth on Exhibit C hereto and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation until amended as provided by law and such Certificate of Incorporation, and (iii) the Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

(b)           At and after the Effective Time, the effects of the Merger shall be as provided in the applicable provisions of the DGCL.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property, rights, privileges, powers and franchises of Oak and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Oak and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.4             Directors and Officers.  The directors and officers of Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each of whom will hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed.

ARTICLE II

CONVERSION OF SECURITIES

Section 2.1             Conversion of Capital Stock.  As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Common Stock, $.001 par value, of Oak (“Oak Common Stock”) or capital stock of Sub:

(a)           Cancellation of Treasury Stock and Zoran-Owned Stock.  Any shares of Oak Common Stock that are owned by Oak as treasury stock and any shares of Oak Common

Stock that are owned by Zoran, Sub or any other wholly-owned Subsidiary (as defined in Section 9.3) of Zoran shall be cancelled and retired and shall cease to exist, and no stock of Zoran or other consideration shall be delivered in exchange therefor.  Any shares of Common Stock, $.001 par value, of Zoran (“Zoran Common Stock”) owned by Oak shall remain unaffected by the Merger.

(b)           Conversion of Oak Common Stock.  Subject to Section 2.2, each issued and outstanding share of Oak Common Stock (other than shares to be cancelled in accordance with Section 2.1(a) and Dissenting Shares, as defined in Section 2.3) shall be converted into the right to receive:

(i)            0.2323 of a share of Zoran Common Stock (the “Per Share Stock Consideration”);  and

(ii)           cash in an amount equal to $1.78 (the “Per Share Cash Consideration”);

The Per Share Stock Consideration and the Per Share Cash Consideration are referred to, collectively, as the “Merger Consideration.”  The Merger Consideration shall be adjusted, as appropriate, to reflect any stock split, stock dividend or similar transaction effected between the date hereof and the Effective Time.  All such shares of Oak Common Stock, when so converted, shall no longer be outstanding and shall automatically cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of Zoran Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.2, without interest.

(c)           Sub Common Stock.  Each issued and outstanding share of the common stock, $.001 par value, of Sub (“Sub Common Stock”) shall remain a share of Sub Common Stock and such shares shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

(d)           Oak Stock Options and Employee Stock Purchase Plan.  At the Effective Time, all then outstanding options to purchase Oak Common Stock (each an “Oak Option”) issued under Oak’s 1988 Stock Option Plan, as amended, 1994 Stock Option Plan, as amended, Amended and Restated 1994 Outside Directors Stock Option Plan, Executive Stock Option Plan and the 2002 Stock Option Plan for the Teralogic Group (collectively, the “Oak Option Plans”), not exercised as of the Effective Time will be assumed by Zoran in accordance with Section 6.13.  On or before the last trading day prior to the Effective Time, all then outstanding rights to acquire shares of Oak Common Stock under Oak’s Amended and Restated 1994 Employee Stock Purchase Plan, as amended (the “Oak Purchase Plan”) will be exercised for the purchase of shares of Oak Common Stock, as provided in Section 6.13.

Section 2.2             Exchange of Certificates.  The procedures for exchanging outstanding shares of Oak Common Stock for the Merger Consideration pursuant to the Merger are as follows:

(a)           Exchange Agent.  Promptly after the Effective Time, Zoran shall deposit with a bank or trust company designated by Zoran (the “Exchange Agent”), for the benefit of the holders of shares of Oak Common Stock, for exchange for their shares of Oak Common Stock in accordance with this Section 2.2, through the Exchange Agent, (i) certificates evidencing the shares of Zoran Common Stock issuable pursuant to Section 2.1(b)(i), (ii) cash in an amount sufficient to pay the aggregate Per Share Cash Consideration pursuant to Section 2.1(b)(ii), and (iii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 2.2(f), together with any dividends or distributions with respect thereto (collectively, the “Exchange Fund”).

(b)           Exchange Procedures.  As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Oak Common Stock (each a “Certificate” and, collectively, the “Certificates”) whose shares were converted pursuant to Section 2.1 into the right to receive Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Zoran and Oak may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Merger Consideration.  Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Zoran, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (A) a certificate representing the number of whole shares of Zoran Common Stock to which the holder is entitled pursuant to Section 2.1(b)(i), (B) the aggregate Per Share Cash Consideration to which the holder is entitled pursuant to Section 2.1(b)(ii), and (C) cash (without interest) in lieu of fractional shares as provided in Section 2.2(f).  The Certificate so surrendered shall immediately be cancelled.  In the event of a transfer of ownership of Oak Common Stock which is not registered in the transfer records of Oak, cash and a certificate representing the proper number of shares of Zoran Common Stock to which the registered holder is entitled may be issued to a transferee if the Certificate representing such Oak Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.  Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender cash and the certificate representing shares of Zoran Common Stock (and cash in lieu of any fractional shares of Zoran Common Stock as contemplated by this Section 2.2).

(c)           Lost or Stolen Certificates.  The instructions for effecting the surrender of the Certificates shall set forth procedures that must be taken by the holder of any Certificate that has been lost, destroyed or stolen.  It shall be a condition to the right of such holder to receive cash and a certificate representing shares of Zoran Common Stock as set forth in Section 2.2(B) that the Exchange Agent shall have received, along with the letter of transmittal, a duly executed lost certificate affidavit, including an agreement to indemnify Zoran, signed exactly as the name or names of the registered holder or holders appeared on the books of Zoran immediately prior to the Effective Time, together with a customary bond and such other documents as Zoran or the Exchange Agent may reasonably require in connection therewith.

(d)           Distributions with Respect to Unexchanged Shares.  No dividends or other distributions declared or made after the Effective Time with respect to Zoran Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Zoran Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to subsection (f) of this Section 2.2 until the holder of record of such Certificate shall surrender such Certificate.  Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Zoran Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Zoran Common Stock to which such holder is entitled pursuant to subsection (f) below and the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Zoran Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Zoran Common Stock.

(e)           No Further Ownership Rights in Oak Common Stock.  The cash and shares of Zoran Common Stock issued upon the surrender for exchange of shares of Oak Common Stock in accordance with the terms hereof (including any cash paid pursuant to subsection (d) or (f) of this Section 2.2) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Oak Common Stock, subject, however, to the Surviving Corporation’s obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Oak on such shares of Oak Common Stock in accordance with the terms of this Agreement on or prior to the date hereof and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Oak Common Stock which were outstanding immediately prior to the Effective Time.  If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 2.2.

(f)            No Fractional Shares.  No certificate or scrip representing fractional shares of Zoran Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Zoran.  Notwithstanding any other provision of this Agreement, each holder of shares of Oak Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Zoran Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Zoran Common Stock multiplied by the last reported sale prices of Zoran Common Stock, as reported on the Nasdaq National Market, on the last trading day immediately preceding the date of the Effective Time.

(g)           Termination of Exchange Fund.  Any portion of the Exchange Fund which remains undistributed to the stockholders of Oak one (1) year after the Effective Time shall be delivered to Zoran, upon demand, and any stockholders of Oak who have not previously complied with this Section 2.2 shall thereafter look only to Zoran for payment of their claim for

Merger Consideration (including cash in lieu of any fractional shares of Zoran Common Stock), and any dividends or distributions with respect to Zoran Common Stock.

(h)           No Liability.  To the fullest extent permitted by applicable law, neither Zoran nor the Surviving Corporation shall be liable to any holder of shares of Oak Common Stock or Zoran Common Stock, as the case may be, for Merger Consideration (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Section 2.3             Dissenting Shares.  Notwithstanding anything in this Agreement to the contrary, shares of Oak Common Stock issued and outstanding immediately prior the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has complied with the relevant provisions of Section 262 of the DGCL (“Dissenting Shares”), shall not be converted into or be exchangeable for the right to receive the Merger Consideration as provided in Section 2.1(b) and instead such holder of Dissenting Shares shall be entitled to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of Section 262 unless and until such holder fails to perfect or withdraws or otherwise loses such holder’s right to appraisal and payment under the DGCL.  If, after the Effective Time, any such holder fails to perfect or withdraws or loses such holder’s right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration to which such holder would have been entitled but for the prior status of such shares as Dissenting Shares, without interest or dividends thereon, upon the surrender in the manner provided in Section 2.2 of the Certificate(s) which formerly represented such shares.  Oak shall give Zoran prompt written notice of any demands and any other instruments served pursuant to the DGCL and received by Oak relating to stockholders’ rights of appraisal and, prior to the Effective Time, Zoran shall have the right to direct all negotiations and proceedings with respect to such demands.  Prior to the Effective Time, Oak shall not, except with the prior written consent of Zoran, make any payment with respect to, or settle or offer to settle, any such demands.

Section 2.4             Tax Consequences.  It is intended by the parties hereto that the Merger shall constitute a “plan of reorganization” within the meaning of Section 368 of the Code and Treasury Regulations Sections 1.368-2(G) and 1.368-3(a).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF OAK

Oak represents and warrants to Zoran and Sub that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule delivered by Oak to Zoran on or before the date of this Agreement (the “Oak Disclosure Schedule”).  The Oak Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered Sections and subsections of this Article III; provided, however, that a matter disclosed in reference to any particular Section or subsection will be deemed to be disclosed for purposes of any other Sections or subsections of this Agreement, even if there is no express cross-reference, if the matter is disclosed in such a way to make its relevance to such other Sections or subsections readily apparent.

Section 3.1             Organization and Good Standing.

(a)           Oak and each of its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted.  Oak and each of its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each other jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined in Section 9.3) on Oak.

(b)           The Oak Disclosure Schedule contains a list of each of Oak’s Subsidiaries and the jurisdiction of its organization.  Except for their interest in such Oak Subsidiaries, neither Oak nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any such equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

Section 3.2             Oak Capital Structure.

(a)           The authorized capital stock of Oak consists of 130,000,000 shares of Oak Common Stock and 2,000,000 shares of Oak Preferred Stock, $0.001 par value (“Oak Preferred Stock”).  As of the date of this Agreement, (i) 56,134,000 shares of Oak Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable; (ii) no shares of Oak Preferred Stock were issued or outstanding; (iii) no shares of Oak Common Stock were held in the treasury of Oak or by Subsidiaries of Oak; (iv) 13,918,717 shares of Oak Common Stock were reserved for issuance under the Oak 1994 Stock Option Plan, 11,678,417 of which were subject to outstanding options and 2,240,300 of which were reserved for future option grants; (v) 494,840 shares of Oak Common Stock were reserved for issuance under the 1994 Outside Directors’ Plan, 253,040 of which were subject to outstanding options and 241,800 of which were reserved for future options grants; (vi) 1,205,000 shares of Oak Common Stock were reserved for issuance under the Executive Stock Option Plan, all of which were subject to outstanding options; (vii) 1,472,200 shares of Oak Common Stock were reserved for future issuance pursuant to the Oak Purchase Plan; (viii) 1,981,682 shares of Oak Common Stock were reserved for issuance under the 2002 Stock Option Plan for the Teralogic Group, all of which were subject to outstanding options; and (ix) 400,000 shares of Series A Junior Participating Preferred Stock were reserved for future issuance pursuant to the Rights Agreement dated as of August 19, 1997, as amended October 15, 2001, between Oak and Equiserve Trust Company, N.A., (as successor to Bank Boston, N.A.), as rights agent (the “Oak Rights Agreement”).  Of the shares subject to outstanding Oak Options, an aggregate of 963,277 shares are subject to options held by employees who have been notified that their employment will be terminated, which options will remain unvested as of the termination date and will, therefore, be canceled.  All shares of Oak Common Stock and Oak Preferred Stock subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable.  There are no obligations, contingent or otherwise, of Oak or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Oak Common Stock or the capital stock of any Oak Subsidiary or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations of such Subsidiaries entered into in the ordinary course of business.

(b)           All of the outstanding shares of capital stock of each of Oak’s Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and all such shares (other than directors’ qualifying shares in the case of foreign Subsidiaries) are owned by Oak and/or one or more Oak Subsidiaries free and clear of all security interests, liens, claims, pledges, agreements, limitations on Oak’s voting rights, charges or other encumbrances of any nature.

(c)           Except as set forth in this Section 3.2, there are (i) no equity securities of any class of Oak or any of its Subsidiaries, or any securities exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding, and (ii) no outstanding options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Oak or any of its Subsidiaries is a party or by which any of them are bound obligating Oak or any of its Subsidiaries to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any equity securities of Oak or any of its Subsidiaries or obligating Oak or any of its Subsidiaries to grant, extend, accelerate the vesting of or otherwise amend or enter into any such option, warrant, equity security, call, right, commitment or agreement.  There are no voting trusts, proxies or other agreements or understandings with respect to the shares of capital stock of Oak (a) between or among Oak and any of its stockholders or (b) to Oak’s knowledge, among any of Oak’s stockholders, except for the Oak Voting Agreements.

(d)           All outstanding shares of Oak Common Stock and all outstanding options under the Oak Option Plans have been issued and granted in compliance with (i) all applicable federal and state securities laws and regulations and (ii) all requirements set forth in any contracts or agreements providing for the issuance or grant of such securities.

Section 3.3             Authority; No Conflict; Required Filings and Consents.

(a)           Oak has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement by Oak and the consummation by it of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Oak, subject only to the approval of the Merger by Oak’s stockholders as required by the DGCL.  This Agreement has been duly executed and delivered by Oak and constitutes the valid and binding obligation of Oak, enforceable against Oak in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors’ rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

(b)           The execution and delivery of this Agreement by Oak does not, and the consummation by it of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation or

Bylaws of Oak, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Oak or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Oak or any of its Subsidiaries or any of their properties or assets, except in the case of clauses (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not be reasonably likely to have a Material Adverse Effect on Oak or a material adverse effect on the ability of the parties to consummate the transactions contemplated by this Agreement.

(c)           No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (“Governmental Entity”) is required to be obtained or made by or with respect to Oak or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Oak or the consummation by Oak of the transactions contemplated hereby, except for (i) the filing of a pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (ii) the filing by Zoran of the Registration Statement (as defined in Section 3.18) with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the filing of the Certificate of Merger with the Secretary of State of Delaware in accordance with the DGCL and the filing of appropriate documents with the relevant authorities of other states in which Oak or any of its Subsidiaries conduct business or owns assets, (iv) the filing of the Joint Proxy Statement (as defined in Section 3.18) and related proxy materials with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have a Material Adverse Effect on Oak or a material adverse effect on the ability of the parties to consummate the transactions contemplated by this Agreement.

Section 3.4             SEC Filings; Financial Statements; Internal Controls.

(a)           Oak has timely filed and made available to Zoran all forms, reports and documents required to be filed by Oak with the SEC since June 30, 1999, other than registration statements on Form S-8 (collectively, the “Oak SEC Reports”).  Each of the Oak SEC Reports and any forms, reports or documents filed by Oak with the SEC after the date of this Agreement until the Closing (i) at the time of its filing, complied or will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations of the SEC promulgated thereunder, and (ii) did not or will not at the time of its filing was filed (or if amended or superseded by a subsequent filing, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Oak SEC Report or necessary in order to make the statements in such Oak SEC Report, in the light of the circumstances under which they were made, not misleading.  None of Oak’s Subsidiaries is required to file any forms, reports or other documents with the SEC.

(b)           Oak has timely filed and made available to Zoran all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any Oak SEC Report.  Oak has made available to Zoran all comment letters received by Oak from the Staff of the SEC since June 31, 1999 and all responses to such comment letters filed by or on behalf of Oak.  Oak maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning Oak and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of Oak’s SEC filings and other public disclosure documents.  The Oak Disclosure Schedule lists, and Oak has made available to Zoran, complete and correct copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures.  To Oak’s knowledge, each director and executive officer of Oak has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since June 31, 2002.  As used in this Section 3.4, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(c)           Each of the consolidated financial statements (including, in each case, any related notes) included or incorporated by reference in any of the Oak SEC Reports, and in any forms, reports or documents filed by Oak with the SEC after the date of this Agreement until the Closing, complied or will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted for quarterly reports on Form 10-Q) and fairly present, or will fairly present, the consolidated financial position of Oak and its Subsidiaries as of the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments which were not or will not be expected to be material in amount.  The unaudited consolidated balance sheet of Oak as of December 31, 2002, as contained in the Oak SEC Reports, is referred to herein as the “Oak Balance Sheet.”  The Oak Disclosure Schedule lists, and Oak has made available to Zoran true and correct copies of the documentation creating or governing, all securitization transactions and “off-balance sheet arrangements” (as defined in Item 303(C) of Regulation S-K) effected by Oak or any of its Subsidiaries since June 30, 2002.  The Oak Disclosure Schedule lists all non-audit services performed by PricewaterhouseCoopers LLP for Oak and its Subsidiaries since June 30, 2002.

(d)           Oak maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.  Oak and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Oak Disclosure Schedule lists, and Oak has made available to Zoran complete and correct copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such internal accounting controls.

(e)           All accounts receivable of Oak and its Subsidiaries reflected on the Oak Balance Sheet or arising thereafter have arisen from bona fide transactions in the ordinary course of business consistent with past practices and in accordance with SEC regulations and GAAP applied on a consistent basis and are not subject to valid defenses, setoffs or counterclaims.  Oak’s reserve for contractual allowances and doubtful accounts is adequate and has been calculated in a manner consistent with past practices.  Since the date of the Oak Balance Sheet, neither Oak nor any of its Subsidiaries has modified or changed in any material respect its sales practices or methods including, without limitation, such practices or methods in accordance with which Oak or any of its Subsidiaries sell goods, fill orders or record sales.

(f)            All accounts payable of Oak and its Subsidiaries reflected on the Oak Balance Sheet or arising thereafter are the result of bona fide transactions in the ordinary course of business and have been paid or are not yet due or payable.  Since the date of the Oak Balance Sheet, Oak and its Subsidiaries have not altered in any material respects their practices for the payment of such accounts payable, including the timing of such payment.

Section 3.5             Absence of Undisclosed Liabilities.  Except as disclosed in the Oak SEC Reports, Oak and its Subsidiaries do not have any liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with GAAP) which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Oak other than (i) liabilities reflected in the Oak Balance Sheet, (ii) liabilities specifically described in this Agreement or in the Oak Disclosure Schedule, or incurred in connection with the transactions contemplated hereby, and (iii) normal or recurring liabilities incurred since the date of the Oak Balance Sheet in the ordinary course of business consistent with past practices.

Section 3.6             Absence of Certain Changes or Events.  Since the date of the Oak Balance Sheet, Oak and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been:  (i) any damage, destruction or loss (whether or not covered by insurance) with respect to Oak or any of its Subsidiaries which has had or is reasonably expected to have a Material Adverse Effect on Oak; (ii) any material change by Oak in its accounting methods, principles or practices; (iii) any material revaluation by Oak of any of its assets, including, without limitation, writing down the value of intangible assets or inventory or writing off notes or accounts receivable other than in the ordinary course of business; (iv) any other action or event that has had or could reasonably be expected to have a Material Adverse Effect on Oak; or (v) any other action or event that would have required the consent of Zoran pursuant to Section 5.1 had such action or event occurred after the date of this Agreement.

Section 3.7             Taxes.

(a)           For purposes of this Agreement, a “Tax” or, collectively, “Taxes,” refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

(b)           Oak and each of its Subsidiaries has prepared and timely filed all federal, state, local and foreign returns, estimates, information statements and reports (“Returns”) required to be filed with any taxing authority at or before the Effective Time relating to any and all Taxes concerning or attributable to Oak or any of its Subsidiaries or to their operations, such Returns are true and correct in all material respects and have been completed in all material respects in accordance with applicable law.

(c)           As of the Effective Time, Oak and each of its Subsidiaries:  (i) will have paid all Taxes it is required to pay prior to the Effective Time and (ii) will have withheld with respect to its employees all Taxes required to be withheld.

(d)           There is no Tax deficiency outstanding, proposed or assessed against Oak or any of its Subsidiaries that is not reflected as a liability on the Oak Balance Sheet nor has Oak or any of its Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(e)           Oak does not have any material liabilities for unpaid federal, state, local or foreign Taxes that have not been accrued for or reserved on the Oak Balance Sheet, whether asserted or unasserted, contingent or otherwise (other than Taxes that have accrued subsequent to the date of the Oak Balance Sheet in the ordinary course and consistent with past practices).

(f)            Oak is not a party to any income tax-sharing agreement or similar arrangement with any other party, and Oak has not assumed or agreed to pay any Tax obligations of, or with respect to any transaction relating to, any other person or agreed to indemnify any other person with respect to any Tax.

(g)           No Returns of Oak or any of its Subsidiaries have been audited by a government or taxing authority during the five (5) years preceding the date of this Agreement, nor is any such audit in process or pending, and Oak has not been notified of any request for such an audit or other examination.

(h)           Neither Oak nor any of its Subsidiaries (i) has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code, or (ii) has any liability for the Taxes of any person (other than Oak and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

(i)            Oak has made available to Zoran copies of all Returns filed for all periods since its inception.

(j)            Neither Oak nor any of its Subsidiaries has filed any consent agreement under Section 341(F) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of assets owned by Oak or any of its Subsidiaries.

(k)           Neither Oak nor any of its Subsidiaries is a party to any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Oak or any of its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

(l)            Neither Oak nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

(m)          Neither Oak nor any of its Subsidiaries has agreed to make, nor is it required to make, any adjustment under Section 481 of the Code by reason of any change in accounting method.

(n)           None of Oak’s assets is treated as “tax-exempt use property,” within the meaning of Section 168(h) of the Code.

(o)           Oak is not a “reporting corporation” subject to the information reporting and record maintenance requirements of Section 6038A of the Code and the regulations thereunder.

(p)           Neither Oak nor any of its Subsidiaries is a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes.

(q)           There are no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively “Liens”) on the assets of Oak relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable.

(r)            Oak has not received any notice from any taxing authority in a jurisdiction where either Oak or a Subsidiary of Oak has not filed Returns that Oak or any of its Subsidiaries may be subject to taxation in such jurisdiction.

Section 3.8             Tangible Assets and Real Property.

(a)           Oak and each of its Subsidiaries own or lease all tangible assets and properties which are material to the conduct of their respective business as currently conducted

(the “Oak Material Tangible Assets”).  Oak and each of its Subsidiaries has good and marketable title to all Oak Material Tangible Assets that it owns (except properties, interests in properties and assets sold or otherwise disposed of since the date of the Oak Balance Sheet in the ordinary course of business), free and clear of all Liens, except for Liens for current Taxes not yet due and payable.  All leases of Oak Material Tangible Assets to which Oak or any of its Subsidiaries is a party are in full force and effect and valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors’ rights generally, and (ii) general principles of equity.

(b)           The Oak Disclosure Schedule sets forth a true and complete list of all real property owned, leased, subleased or otherwise occupied by Oak or any of its Subsidiaries (collectively, the “Oak Facilities”).  Oak and each of its Subsidiaries has good and marketable fee simple title to all real property that it owns, free and clear of all Liens, except for Liens for current Taxes not yet due or payable.  The Oak Facilities are not subject to any encumbrances, encroachments, building or use restrictions, exceptions, reservations or limitations, except those which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Oak or prevent any continued use of any of the Oak Facilities in the usual and normal conduct of Oak’s business.  There are no governmental or other restrictions which would prevent Zoran or Oak from conducting business operations in Oak Facilities in the manner currently conducted.  There are not pending or, to Oak’s knowledge, threatened condemnation proceedings relating to any of the Oak Facilities.  Neither Oak nor any of its Subsidiaries is in default under or in breach or violation of, nor is there any basis for any claim of default by Oak or any of its Subsidiaries under, or breach or violation by Oak or any of its Subsidiaries of, any such lease.  To Oak’s knowledge, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any such party under, or breach or violation by any such party of, any such lease.  All such real property leases for Oak Facilities currently occupied or leased by Oak or any of its Subsidiaries are in full force and effect and valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors’ rights generally, and (ii) general principles of equity.  The Oak Disclosure Schedule sets forth a list of all such leases, and complete and correct copies all such leases for Oak Facilities currently occupied by Oak, any of its Subsidiaries or any of their subtenants have been provided to Zoran.

Section 3.9             Intellectual Property.

(a)           Oak and its Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, without future payment to any person, all patents, trademarks, trade names, service marks, copyrights and mask works, all applications for and registrations of such patents, trademarks, trade names, service marks, copyrights and mask works, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are material to the conduct of the businesses of Oak and its Subsidiaries, as currently conducted or currently planned to be conducted (all of which are referred to as the “Oak Intellectual Property Rights”), free and clear of all Liens.

(b)           The Oak Disclosure Schedule contains a complete and accurate list of (i) all patents and patent applications, all trademarks, trade names and service marks and all registered copyrights and applications therefor included in the Oak Intellectual Property Rights, including the jurisdictions in which each such Oak Intellectual Property Right has been issued or registered or in which any application for such issuance or registration has been filed, (ii) all material licenses, sublicenses, distribution agreements and other agreements to which Oak or any of its Subsidiaries is a party and pursuant to which any person is authorized to use any Oak Intellectual Property Rights or has the right to manufacture, reproduce, market or exploit any product of Oak or any of its Subsidiaries (an “Oak Product”) or any adaptation, translation or derivative work based on any Oak Product or any portion thereof, (iii) all licenses, sublicenses and other agreements to which Oak or any of its Subsidiaries is a party and pursuant to which Oak or any of its Subsidiaries is authorized to use any patents, trademarks, copyrights, trade secrets or other proprietary technology including software (other than standard end-user licenses for “off the shelf” software) of any third party (“Oak Licensed Intellectual Property”) which is material to the manufacture of, incorporated in, or forms a part of any Oak Product, (iv) all joint development agreements to which Oak or any of its Subsidiaries is a party, and (v) all agreements with Governmental Entities or other third parties pursuant to which Oak has obtained or may obtain funding for any research and development activities.

(c)           The execution and delivery of this Agreement, compliance with its terms and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) or give rise to any right or license relating to any Oak Intellectual Property Rights, or any right of termination, cancellation or acceleration of any Oak Intellectual Property Rights, or the loss or encumbrance of any Oak Intellectual Property Rights or any material benefit related thereto, or result in or require the creation, imposition or extension of any Lien upon any Oak Intellectual Property Rights or otherwise impair the right of Oak or any of its Subsidiaries or any of their customers to use the Oak Intellectual Property Rights in the same manner as such Oak Intellectual Property Rights are currently being used them.

(d)           All patents and all registered trademarks, service marks and copyrights issued to Oak or any of its Subsidiaries are valid and subsisting.  None of the Oak Intellectual Property Rights infringes, misappropriates or conflicts with any patent, trademark, trade name, service mark, copyright, mask work right, trade secret or other proprietary right of any third party, and neither the manufacturing, marketing, licensing or sale of any Oak Product infringes any patent, trademark, trade name, service mark, copyright, mask work right, trade secret or other proprietary right of any third party.  Oak (i) has not received notice that Oak or any of its Subsidiaries has been sued in any suit, action or proceeding which involves a claim of infringement of any patent, trademark, trade name, service mark, copyright, mask work right, trade secret or other proprietary right of any third party and (ii) has no knowledge of any claim challenging or questioning the validity or effectiveness of any license or agreement relating to any Oak Intellectual Property Rights or Oak Licensed Intellectual Property.  There is no outstanding order, writ, injunction, decree, judgment or stipulation by or with any court, administrative agency or arbitration panel regarding any patent, copyright, trade secret, trademark, trade name, mask work right or other claims relating to the Oak Intellectual Property Rights to which Oak or any of its Subsidiaries is a party or by which any of them are bound.

(e)           All designs, drawings, specifications, source code, object code, documentation, flow charts and diagrams incorporated, embodied or reflected in any Oak Product at any stage of its development were written, developed and created solely and exclusively by (i) employees of Oak or one of its Subsidiaries without the assistance of any third party, (ii) employees of Oak or one of its Subsidiaries with the assistance of third parties who assigned ownership of their rights with respect thereto to Oak or such Subsidiary by means of valid and enforceable agreements which are listed and described in the Oak Disclosure Schedule and copies of which have been provided to Zoran, or (iii) third parties who assigned ownership of their rights with respect thereto to Oak or one of its Subsidiaries by means of valid and enforceable agreements.

(f)            Neither Oak, nor any of its Subsidiaries nor, to the knowledge of Oak, any other party to any licensing, sublicensing, distributorship or other similar arrangements with Oak or any of its Subsidiaries relating to the Oak Intellectual Property Rights is in breach of or default under any material obligations under such arrangements.

(g)           To the knowledge of Oak, no person is infringing on or otherwise violating any right of Oak or any of its Subsidiaries with respect to any Oak Intellectual Property Rights.

(h)           Neither Oak, nor any of its Subsidiaries, nor any of their current or former officers, employees or consultants has any patents issued or patent applications pending for any device, process, method, design or invention of any kind now used or needed by Oak or any of its Subsidiaries in the furtherance of its business operations as currently being conducted, which patents or applications have not been assigned to Oak or one of its Subsidiaries with such assignment duly recorded in the United States Patent Office or with the appropriate foreign Governmental Entity.  No current or former employee, officer, director, stockholder, consultant or independent contractor of Oak or any of its Subsidiaries has any right, claim or interest in or with respect to any Oak Intellectual Property Rights.

(i)            Oak and each of its Subsidiaries has taken all reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Oak Intellectual Property Rights (except Oak Intellectual Property Rights whose value would not be impaired by disclosure).  Oak has and enforces a policy requiring each employee and independent contractor developing intellectual property or having access to confidential information regarding Oak Intellectual Property Rights to execute a proprietary information/ confidentiality agreement substantially in the form provided to Zoran and all such current and former employees and contractors of Oak and its Subsidiaries have executed such an agreement, except where the failure to do so is not reasonably likely to have a Material Adverse Effect on Oak.

Section 3.10           Agreements, Contracts and Commitments.  Neither Oak nor any of its Subsidiaries has breached, or received in writing any claim or threat that it has breached, any of the terms or conditions of any material agreement, contract or commitment to which Oak or any of its Subsidiaries is a party or by which any of them or their assets are bound (“Oak Material Contracts”) in such a manner as would permit any other party to cancel or terminate the same or permit any other party to collect material damages from Oak or any of its Subsidiaries thereunder.  To Oak’s knowledge, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any such party under, or breach or violation by any such party of, any Oak Material Contract.  All Oak Material Contracts are in full force and effect and valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors’ rights generally, and (ii) general principles of equity.  The Oak Disclosure Schedule sets forth a list of all Oak Material Contracts, and complete and correct copies of all such Oak Material Contracts have been provided to Zoran, except to the extent that full, unredacted copies thereof have been filed by Oak as any exhibit to an Oak SEC Report.

Section 3.11           Litigation.  Except as described in the Oak SEC Reports, there is no action, suit or proceeding, claim, arbitration or investigation against Oak or any of its Subsidiaries pending or as to which Oak has received any written notice of assertion, which could be reasonably be expected to have a Material Adverse Effect on Oak, or a material adverse effect on the ability of Oak to consummate the transactions contemplated by this Agreement.

Section 3.12           Environmental Claims.

(a)           As used in this Agreement:

(i)            “Environmental Claim” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, Liens, investigations, proceedings or notices of noncompliance or violation by any person or entity (including any Governmental Authority) alleging liability or potential liability (including, without limitation, potential responsibility for or liability for enforcement costs, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (a) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by Oak or any of its Subsidiaries; or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; or (c) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

(ii)           “Environmental Laws” means all federal, state, local and foreign laws, rules, regulations and requirements of common law relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to protection of the environment including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

(iii)          “Hazardous Materials” means (a) any petroleum or petroleum products, radioactive materials, asbestos, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls (“PCBs”) in regulated concentrations; and (b) any chemicals, materials or substances which are now defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” or words of similar import, under any Environmental Law; and (c) any other chemical, material, substance or waste, which is regulated under any Environmental Law in a jurisdiction in which Oak or any of its Subsidiaries operate.

(iv)          “Release” means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

(b)           As of the date hereof, no Hazardous Material is present, as a result of the actions or omissions of Oak, any of its Subsidiaries or any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water, that Oak or any of its Subsidiaries has at any time owned, operated, occupied or leased.  No underground storage tanks are or were present under any such property at such time as Oak or any of its Subsidiaries owned, operated, occupied or leased such property.  Neither Oak nor any of its Subsidiaries has notified any Governmental Entity or third party, or been required under any law, rule, regulation, order or agreement to notify any Governmental Entity or third party, of any Release of any Hazardous Material.

(c)           At all times, Oak and each of its Subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials (collectively, “Hazardous Materials Activities”) in material compliance with all Environmental Laws.

(d)           Oak and each of its Subsidiaries currently holds all environmental approvals, permits, licenses, clearances and consents (the “Environmental Permits”) necessary for the conduct of its business as such business is currently being conducted and is in material compliance with all such Environmental Permits.  The Oak Disclosure Schedule contains a list of all environmental reports, audits, assessments or studies performed or prepared by or for Oak within the last five (5) years with respect to the Facilities, and complete and correct copies of all such documents have been provided to Zoran.  No environmental report, closure activity, investigation or assessment, and no notification to or approval, consent or authorization from, any Governmental Entity with jurisdiction regarding environmental matters or Hazardous Materials is required to be obtained, either before or after the Effective Time, in connection with any of the transactions contemplated by this Agreement.

(e)           No Environmental Claim is pending or, to the knowledge of Oak, threatened.  Oak is not aware of any fact or circumstance, including any Release, which could reasonably be expected to involve Oak or any of its Subsidiaries in any Environmental Claim or impose upon Oak or any of its Subsidiaries any liability concerning Hazardous Materials Activities.

Section 3.13           Employee Benefit Plans.

(a)           The Oak Disclosure Schedule sets forth a complete and accurate list of all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former United States employee of Oak or any of its Subsidiaries or any trade or business (whether or not incorporated) which is a member or which is under common control with Oak within the meaning of Section 414 of the Code (an “Oak ERISA Affiliate”) (together, the “Oak U.S. Employee Plans”).

(b)           With respect to each Oak U.S. Employee Plan, Oak has made available to Zoran, a true and correct copy of (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service (“IRS”) with respect to a Oak U.S. Employee Plan subject to such filing requirement, (ii) such Oak U.S. Employee Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Oak U.S. Employee Plan and (iv) the most recent actuarial report or valuation relating to a Oak U.S. Employee Plan subject to Title IV of ERISA.

(c)           With respect to the Oak U.S. Employee Plans, individually and in the aggregate, no event has occurred, and to the knowledge of Oak, there exists no condition or set of circumstances in connection with which Oak could be subject to any material liability under ERISA, the Code or any other applicable law.

(d)           With respect to the Oak U.S. Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP on the financial statements of Oak that could reasonably be expected to have a Material Adverse Effect on Zoran.

(e)           Neither Oak, nor any Oak ERISA Affiliate, has ever sponsored, participated in, or contributed to any pension plan which is subject to Title IV of ERISA or Section 412 of the Code.  No Oak U.S. Employee Plan has promised or provided, or currently promises or provides, retiree medical or other retiree welfare benefits to any person other than as required by law.

(f)            Except as disclosed in Oak SEC Reports filed prior to the date of this Agreement, and except as provided for in this Agreement, neither Oak nor any of its Subsidiaries is a party to any oral or written (i) union or collective bargaining agreement, (ii) agreement with any officer or other key employee of Oak or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Oak of the nature contemplated by this Agreement, (iii) agreement with any officer of Oak or any of its Subsidiaries providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof or for the payment of compensation in excess of $100,000 per annum, or (iv) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

(g)           The Oak Disclosure Schedule sets forth a complete and accurate list of all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of Oak or any of its Subsidiaries outside the United States (together, the “Oak International Employee Plans”).  Each Oak International Employee Plan has been established, maintained and administered in material compliance with its terms and conditions and with the requirements of all applicable statutes and regulations.  No Oak International Employee Plan has unfunded liabilities that, as of the Effective Date, will not be offset by insurance or fully accrued.  Except as required by law, no condition exists that would prevent Oak or any of its Subsidiaries (or Zoran following the Merger) from terminating or amending any Oak International Employee Plan at any time for any reason.

Section 3.14           Compliance with Laws.  Oak and each of its Subsidiaries has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which could not reasonably be expected to have a Material Adverse Effect on Oak and its Subsidiaries, taken as a whole.

Section 3.15           Interested Party Transactions.  Except as set forth in the Oak SEC Reports, no event has occurred that would be required to be reported by Oak as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.  Oak has not, since July 30, 2002, (i) extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of Oak, or (ii) materially modified any term of any such extension or maintenance of credit.  The Oak Disclosure Schedule identifies any extension of credit maintained by Oak or any of its Subsidiaries to which the second sentence of Section 13(k)(1) of the Exchange Act applies.

Section 3.16           Insurance.  Oak and its Subsidiaries are covered by insurance policies of the type and in amounts customary for companies of similar size and financial condition.  All such policies are in full force and effect, all premiums due thereon have been paid and Oak and its Subsidiaries have complied with the provisions of such policies.  Oak and its Subsidiaries have not been advised of any defense to coverage in connection with any claim to coverage asserted or noticed by Oak or its Subsidiaries under or in connection with any of their insurance policies.  Neither Oak nor any of its Subsidiaries have received any written notice from or on behalf of any insurance carrier issuing policies or binders relating to or covering Oak or any of its Subsidiaries that there will be a cancellation or non-renewal of existing policies or binders, or that alteration of any equipment or any improvements to real estate occupied by or leased to or by Oak or its Subsidiaries, purchase of additional equipment, or material modification of any of the methods of doing business, will be required.

Section 3.17           Rights Plan; DGCL Section 203.  Oak has made available to Zoran a complete and correct copy of the Oak Rights Agreement as currently in effect.  Oak has amended the Oak Rights Agreement to provide that (i) neither Zoran nor Sub nor any of their respective affiliates shall be deemed to an Acquiring Person (as such term is defined in the Oak Rights Agreement), (ii) neither a Distribution Date nor a Share Acquisition Date (as each such term is defined in the Oak Rights Agreement) shall be deemed to occur, and the Rights will not detach from the Oak Common Stock or become non-redeemable, as a result of the execution, delivery or performance of this Agreement, the Voting Agreements or the consummation of the Merger or the other transactions contemplated by this Agreement, and (iii) the Rights shall terminate immediately prior to the Effective Time.  Oak has taken all appropriate actions so that the restrictions on business combinations contained in Section 203 of the DGCL will not apply to Zoran or Sub or with respect to or as a result of the transactions contemplated by this Agreement.

Section 3.18           Registration Statement; Joint Proxy Statement/Prospectus.  The information supplied or to be supplied by Oak for inclusion in the registration statement on Form S-4 pursuant to which shares of Zoran Common Stock issuable in the Merger will be registered with the SEC (the “Registration Statement”) shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading.  The information supplied or to be supplied by Oak for inclusion in the joint proxy statement/prospectus (the “Joint Proxy Statement”) to be sent to the stockholders of Oak in connection with the meeting of Oak’ stockholders to consider this Agreement and the Merger (the “Oak Stockholders’ Meeting”) and in connection with the meeting of Zoran’s stockholders to consider the issuance of shares of Zoran Common Stock pursuant to the Merger (the “Zoran Stockholders’ Meeting”) shall not, on the date the Joint Proxy Statement is first mailed to stockholders of Oak or Zoran, at the time of the Oak Stockholders’ Meeting, at the time of the Zoran Stockholders’ Meeting or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Oak Stockholders’ Meeting or the Zoran Stockholders’ Meeting which has become false or misleading.  If at any time prior to the Effective Time any event relating to Oak or any of its Affiliates, officers or directors should be discovered by Oak which is required to be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, Oak shall promptly inform Zoran.

Section 3.19           Opinion of Financial Advisor.  Oak has received the written opinion of its financial advisor, Morgan Stanley & Co. Incorporated (“Morgan Stanley”), dated the date of this Agreement to the effect that, as of the date of such opinion, the Merger Consideration to be received by the holders of Oak Common Stock pursuant to the Merger is fair to such holders from a financial point of view and such opinion has not been withdrawn or modified by Morgan Stanley.  A complete and correct copy of such opinion has been delivered to Zoran.  Oak has been authorized by Morgan Stanley to permit the inclusion of such opinion in its entirety in the

Registration Statement and the Joint Proxy Statement, if required, so long as such inclusion is in form and substance satisfactory to Morgan Stanley and its independent counsel.

Section 3.20           Corporate Documents.  Oak has furnished to Zoran, or its representatives, for its examination complete and correct copies of (i) the certificate of incorporation and bylaws (or comparable documents for any non-corporate entity) of Oak and each of its Subsidiaries, (ii) the minute books of Oak containing all records required to be set forth of all proceedings, consents, actions, and meetings of the stockholders, the Board of Directors and any committees thereof and (iii) the charters of each committee of Oak’s Board of Directors and any code of conduct or similar policy adopted by Oak.  The corporate minute books and other corporate records of Oak are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same.  All actions reflected in such books and records were duly and validly taken in material compliance with the laws of the applicable jurisdiction.  Oak has delivered or made available to Zoran or its representatives complete and correct copies of all documents which are referred to in this Article III or in the Oak Disclosure Schedule.

Section 3.21           Full Disclosure.  This Agreement (including the Oak Disclosure Schedule) does not, and the certificate referred to in Section 7.2(a) will not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF ZORAN AND
SUB

Zoran and Sub represent and warrant to Oak that the statements contained in this Article IV are true and correct, except as set forth in the disclosure schedule delivered by Zoran to Oak on or before the date of this Agreement (the “Zoran Disclosure Schedule”).  The Zoran Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered Sections and subsections of this Article IV; provided, however, that a matter disclosed in reference to any particular Section or subsection will be deemed to be disclosed for purposes of any other Sections or subsections of this Agreement, even if there is no express cross-reference, if the matter is and 2, disclosed in such a way to make its relevance to such other Sections or subsections readily apparent.

Section 4.1             Organization and Good Standing.  Each of Zoran and Sub and Zoran’s other Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted.  Each of Zoran and Sub and Zoran’s other Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each other jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Zoran.

Section 4.2             Zoran Capital Structure.

(a)           The authorized capital stock of Zoran consists of 55,000,000 shares of Zoran Common Stock and 3,000,000 shares of Zoran Preferred Stock, $0.001 par value (“Zoran Preferred Stock”).  As of the date of this Agreement, (i) 27,459,698 shares of Zoran Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) no shares of Zoran Preferred Stock are issued or outstanding; (iii) 382,500 shares of Zoran Common Stock are held in the treasury of Zoran; (iv) 2,947,404 shares of Zoran Common Stock are reserved for issuance under Zoran’s stock option plans (the “Zoran Option Plans”); and (iv) 146,417 shares of Zoran Common Stock are reserved for future issuance pursuant to Zoran’s employee stock purchase plan (the “Zoran Purchase Plan”).  All shares of Zoran Common Stock subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable.  There are no obligations, contingent or otherwise, of Zoran or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Zoran Common Stock or the capital stock of any Zoran Subsidiary or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations of such Subsidiaries entered into in the ordinary course of business.

(b)           All of the outstanding shares of capital stock of each of Zoran’s Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and all such shares (other than directors’ qualifying shares in the case of foreign Subsidiaries) are owned by Zoran and/or one or more Zoran Subsidiaries free and clear of all security interests, liens, claims, pledges, agreements, limitations on Zoran’s voting rights, charges or other encumbrances of any nature.

(c)           Except as set forth in this Section 4.2, there are (i) no equity securities of any class of Zoran or any of its Subsidiaries, or any securities exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding, and (ii) no outstanding options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Zoran or any of its Subsidiaries is a party or by which any of them are bound obligating Zoran or any of its Subsidiaries to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any equity securities of Zoran or any of its Subsidiaries or obligating Zoran or any of its Subsidiaries to grant, extend, accelerate the vesting of or otherwise amend or enter into any such option, warrant, equity security, call, right, commitment or agreement.  There are no voting trusts, proxies or other agreements or understandings with respect to the shares of capital stock of Zoran (A) between or among Zoran and any of its stockholders or (B) to Zoran’s knowledge, among any of Zoran’s stockholders, except for the Zoran Voting Agreements.

(d)           All outstanding shares of Zoran Common Stock and all outstanding options under the Zoran Option Plans have been issued and granted in compliance with (i) all applicable federal and state securities laws and regulations and (ii) all requirements set forth in any contracts or agreements providing for the issuance or grant of such securities.

Section 4.3             Authority; No Conflict; Required Filings and Consents.

(a)           Zoran and Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement by Zoran and Sub and the consummation by them of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Zoran and Sub, subject only to the approval of the issuance of Zoran Common Stock in the Merger by Zoran’s stockholders as required by the DGCL.  This Agreement has been duly executed and delivered by Zoran and Sub and constitutes the valid and binding obligation of Zoran and Sub, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors’ rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

(b)           The execution and delivery of this Agreement by Zoran and Sub does not, and the consummation by them of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws of Zoran or Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Zoran or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Zoran or any of its Subsidiaries or any of their properties or assets, except in the case of clauses (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not be reasonably likely to have a Material Adverse Effect on Zoran or a material adverse effect on the ability of the parties to consummate the transactions contemplated by this Agreement.

(c)           No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Zoran or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Zoran or Sub or the consummation by Zoran or Sub of the transactions contemplated hereby, except for (i) the filing of a pre-merger notification report under the HSR Act, (ii) the filing of the Registration Statement with the SEC in accordance with the Securities Act, (iii) the filing of the Certificate of Merger with the Secretary of State of Delaware in accordance with the DGCL and the filing of appropriate documents with the relevant authorities of other states in which Zoran or any of its Subsidiaries conduct business or owns assets, (iv) the filing of the Joint Proxy Statement and related proxy materials with the SEC in accordance with the Exchange Act, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have a Material Adverse Effect on Zoran or a material adverse effect on the ability of the parties to consummate the transactions contemplated by this Agreement.

Section 4.4             SEC Filings; Financial Statements; Internal Controls.

(a)           Zoran has timely filed and made available to Oak all forms, reports and documents required to be filed by Zoran with the SEC since December 31, 1999, other than registration statements on Form S-8 (collectively, the “Zoran SEC Reports”).  Each of the Zoran SEC Reports and any forms, reports or documents filed by Zoran with the SEC after the date of this Agreement until the Closing (i) at the time of it filing, complied or will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations of the SEC promulgated thereunder, and (ii) did not or will not at the time of its filing was filed (or if amended or superseded by a subsequent filing, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Zoran SEC Report or necessary in order to make the statements in such Zoran SEC Report, in the light of the circumstances under which they were made, not misleading.  None of Zoran’s Subsidiaries is required to file any forms, reports or other documents with the SEC.

(b)           Zoran has timely filed and made available to Oak all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any Zoran SEC Report.  Zoran has made available to Oak all comment letters received by Zoran from the Staff of the SEC since December 31, 1999 and all responses to such comment letters filed by or on behalf of Zoran.  Zoran maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning Zoran and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of Zoran’s SEC filings and other public disclosure documents.  To Zoran’s knowledge, each director and executive officer of Zoran has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since December 31, 2002.  As used in this Section 4.4, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(c)           Each of the consolidated financial statements (including, in each case, any related notes) included or incorporated by reference in any of the Zoran SEC Reports, and in any forms, reports or documents filed by Zoran with the SEC after the date of this Agreement until the Closing, complied or will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted for quarterly reports on Form 10-Q) and fairly present, or will fairly present, the consolidated financial position of Zoran and its Subsidiaries as of the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments which were not or will not be expected to be material in amount.  The unaudited consolidated balance sheet of Zoran as of December 31, 2002, as contained in the Zoran SEC Reports, is referred to herein as the “Zoran Balance Sheet.”  The Zoran Disclosure Schedule lists, and Zoran has made available to Oak true and correct copies of the documentation creating or governing, all securitization transactions and “off-balance sheet arrangements” (as defined in Item 303(c) of Regulation S-K) effected by Zoran or any of its Subsidiaries since December 31, 2002.  The Zoran Disclosure Schedule lists all non-audit services performed by PricewaterhouseCoopers LLP for Zoran and its Subsidiaries since December 31, 2002.

(d)           Zoran maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.  Zoran and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(e)           All accounts receivable of Zoran and its Subsidiaries reflected on the Zoran Balance Sheet or arising thereafter have arisen from bona fide transactions in the ordinary course of business consistent with past practices and in accordance with SEC regulations and GAAP applied on a consistent basis and are not subject to valid defenses, setoffs or counterclaims.  Zoran’s reserve for contractual allowances and doubtful accounts is adequate and has been calculated in a manner consistent with past practices.  Since the date of the Zoran Balance Sheet, neither Zoran nor any of its Subsidiaries has modified or changed in any material respect its sales practices or methods including, without limitation, such practices or methods in accordance with which Zoran or any of its Subsidiaries sell goods, fill orders or record sales.

(f)            All accounts payable of Zoran and its Subsidiaries are the result of bona fide transactions in the ordinary course of business and have been paid or are not yet due or payable.  Since the date of the Zoran Balance Sheet, Zoran and its Subsidiaries have not altered in any material respects their practices for the payment of such accounts payable, including the timing of such payment.

Section 4.5             Absence of Undisclosed Liabilities.  Except as disclosed in the Zoran SEC Reports, Zoran and its Subsidiaries do not have any liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with GAAP) which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Zoran other than (i) liabilities reflected in the Zoran Balance Sheet, (ii) liabilities specifically described in this Agreement or in the Zoran Disclosure Schedule, or incurred in connection with the transactions contemplated hereby, and (iii) normal or recurring liabilities incurred since the date of the Zoran Balance Sheet in the ordinary course of business consistent with past practices.

Section 4.6             Absence of Certain Changes or Events.  Since the date of the Zoran Balance Sheet, Zoran and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been:  (i) any damage, destruction or loss (whether or not covered by insurance) with respect to Zoran or any of its Subsidiaries which has had or is reasonably expected to have a Material Adverse Effect on Zoran; (ii) any material change by Zoran in its accounting methods, principles or practices; (iii) any material revaluation by Zoran of any of its assets, including, without limitation, writing down the value of intangible assets or inventory or writing off notes or accounts receivable other than in the ordinary course of business; (iv) any other action or event that has had or could reasonably be expected to have a Material Adverse Effect on Zoran; or (v) any other action or event that would have required the consent of Oak pursuant to Section 5.2 had such action or event occurred after the date of this Agreement.

Section 4.7             Taxes.

(a)           Zoran and each of its Subsidiaries has prepared and timely filed all Returns required to be filed with any taxing authority at or before the Effective Time relating to any and all Taxes concerning or attributable to Zoran or any of its Subsidiaries or to their operations, such Returns are true and correct in all material respects and have been completed in all material respects in accordance with applicable law.

(b)           As of the Effective Time, Zoran and each of its Subsidiaries:  (i) will have paid all Taxes it is required to pay prior to the Effective Time and (ii) will have withheld with respect to its employees all Taxes required to be withheld.

(c)           There is no Tax deficiency outstanding, proposed or assessed against Zoran or any of its Subsidiaries that is not reflected as a liability on the Zoran Balance Sheet nor has Zoran or any of its Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(d)           Zoran does not have any material liabilities for unpaid federal, state, local or foreign Taxes that have not been accrued for or reserved on the Zoran Balance Sheet, whether asserted or unasserted, contingent or otherwise (other than Taxes that have accrued subsequent to the date of the Zoran Balance Sheet in the ordinary course and consistent with past practices).

(e)           No Returns of Zoran or any of its Subsidiaries have been audited by a government or taxing authority during the five (5) years preceding the date of this Agreement, nor is any such audit in process or pending, and Zoran has not been notified of any request for such an audit or other examination.

(f)            Zoran has made available to Oak copies of all Returns filed for all periods since its inception.

(g)           Neither Zoran nor any of its Subsidiaries is a party to any joint venture, partnership or other agreement that could be treated as a partnership of Tax purposes.

(h)           There are no Liens on the assets of Zoran relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable.

(i)            Zoran has not received any notice from any taxing authority in a jurisdiction where either Zoran or a Subsidiary of Zoran has not filed Returns that Zoran or any of its Subsidiaries may be subject to taxation in such jurisdiction.

Section 4.8             Tangible Assets and Real Property.

(a)           Zoran and each of its Subsidiaries own or lease all tangible assets and properties which are material to the conduct of their respective business as currently conducted (the “Zoran Material Tangible Assets”).  Zoran and each of its Subsidiaries has good and marketable title to all Zoran Material Tangible Assets that it owns (except properties, interests in properties and assets sold or otherwise disposed of since the date of the Zoran Balance Sheet in the ordinary course of business), free and clear of all Liens, except for Liens for current Taxes not yet due and payable.  All leases of Zoran Material Tangible Assets to which Zoran or any of its Subsidiaries is a party are in full force and effect and valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors’ rights generally, and (ii) general principles of equity.

(b)           Neither Zoran nor any of its Subsidiaries owns any real property.  The real property leased, subleased or otherwise occupied by Zoran or any of its Subsidiaries (collectively, the “Zoran Facilities”) are not subject to any encumbrances, encroachments, building or use restrictions, exceptions, reservations or limitations, except those which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Zoran and its Subsidiaries or prevent any continued use of any of the Zoran Facilities in the usual and normal conduct of Zoran’s business.  There are no governmental or other restrictions which would prevent Zoran from conducting business operations in Zoran Facilities in the manner currently conducted.  There are not pending or, to Zoran’s knowledge, threatened condemnation proceedings relating to any of the Zoran Facilities.  Neither Zoran nor any of its Subsidiaries is in default under or in breach or violation of, nor is there any basis for any claim of default by Zoran or any of its Subsidiaries under, or breach or violation by Zoran or any of its Subsidiaries of, any such lease.  To Zoran’s knowledge, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any such party under, or breach or violation by any such party of, any such lease.  All such real property leases for Facilities currently occupied or leased by Zoran or any of its Subsidiaries are in full force and effect and valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors’ rights generally, and (ii) general principles of equity.

Section 4.9             Intellectual Property.

(a)           Zoran and its Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, without future payment to any person, all patents, trademarks, trade names, service marks, copyrights and mask works, all applications for and registrations of such patents, trademarks, trade names, service marks, copyrights and mask works, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are material to the conduct of the businesses of Zoran and its Subsidiaries, as currently conducted or currently planned to be conducted (all of which are referred to as the “Zoran Intellectual Property Rights”), free and clear of all Liens.

(b)           The Zoran Disclosure Schedule contains a complete and accurate list of all patents and patent applications, all trademarks, trade names and service marks and all registered copyrights and applications therefor included in the Zoran Intellectual Property Rights, including the jurisdictions in which each such Zoran Intellectual Property Right has been issued or registered or in which any application for such issuance or registration has been filed.

(c)           The execution and delivery of this Agreement, compliance with its terms and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) or give rise to any right or license relating to any Zoran Intellectual Property Rights, or any right of termination, cancellation or acceleration of any Zoran Intellectual Property Rights, or the loss or encumbrance of any Zoran Intellectual Property Rights or any material benefit related thereto, or result in or require the creation, imposition or extension of any Lien upon any Zoran Intellectual Property Rights or otherwise impair the right of Zoran or any of its Subsidiaries or any of their customers to use the Zoran Intellectual Property Rights in the same manner as such Zoran Intellectual Property Rights are currently being used them.

(d)           All patents and all registered trademarks, service marks and copyrights issued to Zoran or any of its Subsidiaries are valid and subsisting.  None of the Zoran Intellectual Property Rights infringes, misappropriates or conflicts with any patent, trademark, trade name, service mark, copyright, mask work right, trade secret or other proprietary right of any third party, and neither the manufacturing, marketing, licensing or sale of any product of Zoran or any of its Subsidiaries (a “Zoran Product”) infringes any patent, trademark, trade name, service mark, copyright, mask work right, trade secret or other proprietary right of any third party.  Zoran (i) has not received notice that Zoran or any of its Subsidiaries has been sued in any suit, action or proceeding which involves a claim of infringement of any patent, trademark, trade name, service mark, copyright, mask work right, trade secret or other proprietary right of any third party and (ii) has no knowledge of any claim challenging or questioning the validity or effectiveness of any license or agreement relating to any Zoran Intellectual Property Rights.  There is no outstanding order, writ, injunction, decree, judgment or stipulation by or with any court, administrative agency or arbitration panel regarding any patent, copyright, trade secret, trademark, trade name, mask work right or other claims relating to the Zoran Intellectual Property Rights to which Zoran or any of its Subsidiaries is a party or by which any of them are bound.

(e)           All designs, drawings, specifications, source code, object code, documentation, flow charts and diagrams incorporated, embodied or reflected in any Zoran Product at any stage of its development were written, developed and created solely and exclusively by (i) employees of Zoran or one of its Subsidiaries without the assistance of any third party, (ii) employees of Zoran or one of its Subsidiaries with the assistance of third parties who assigned ownership of their rights with respect thereto to Zoran or such Subsidiary by means of valid and enforceable agreements, or (iii) third parties who assigned ownership of their rights with respect thereto to Zoran or one of its Subsidiaries by means of valid and enforceable agreements.

(f)            Neither Zoran, nor any of its Subsidiaries nor, to the knowledge of Zoran, any other party to any licensing, sublicensing, distributorship or other similar arrangements with Zoran or any of its Subsidiaries relating to the Zoran Intellectual Property Rights is in breach of or default under any material obligations under such arrangements.

(g)           To the knowledge of Zoran, no person is infringing on or otherwise violating any right of Zoran or any of its Subsidiaries with respect to any Zoran Intellectual Property Rights.

(h)           Neither Zoran, nor any of its Subsidiaries, nor any of their current or former officers, employees or consultants has any patents issued or patent applications pending for any device, process, method, design or invention of any kind now used or needed by Zoran or any of its Subsidiaries in the furtherance of its business operations as currently being conducted, which patents or applications have not been assigned to Zoran or one of its Subsidiaries with such assignment duly recorded in the United States Patent Office or with the appropriate foreign Governmental Entity.  No current or former employee, officer, director, stockholder, consultant or independent contractor of Zoran or any of its Subsidiaries has any right, claim or interest in or with respect to any Zoran Intellectual Property Rights.

(i)            Zoran and each of its Subsidiaries has taken all reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Zoran Intellectual Property Rights (except Zoran Intellectual Property Rights whose value would not be impaired by disclosure).  Zoran has and enforces a policy requiring each employee and independent contractor developing intellectual property or having access to confidential information regarding Zoran Intellectual Property Rights to execute a proprietary information/confidentiality agreement substantially in the form provided to Oak and all such current and former employees and contractors of Zoran and its Subsidiaries have executed such an agreement, except where the failure to do so is not reasonably likely to have a Material Adverse Effect on Zoran.

Section 4.10           Agreements, Contracts and Commitments.  Neither Zoran nor any of its Subsidiaries has breached, or received in writing any claim or threat that it has breached, any of the terms or conditions of any material agreement, contract or commitment to which Zoran or any of its Subsidiaries is a party or by which any of them or their assets are bound (“Zoran Material Contracts”) in such a manner as would permit any other party to cancel or terminate the same or permit any other party to collect material damages from Zoran or any of its Subsidiaries thereunder.  To Zoran’s knowledge, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any such party under, or breach or violation by any such party of, any Zoran Material Contract.  All Zoran Material Contracts are in full force and effect and valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors’ rights generally, and (ii) general principles of equity.

Section 4.11           Litigation.  Except as described in the Zoran SEC Reports, there is no action, suit or proceeding, claim, arbitration or investigation against Zoran or any of its Subsidiaries pending or as to which Zoran has received any written notice of assertion, which could be reasonably be expected to have a Material Adverse Effect on Zoran, or a material adverse effect on the ability of Zoran to consummate the transactions contemplated by this Agreement.

Section 4.12           Environmental Claims.

(a)           As of the date hereof, no Hazardous Material is present, as a result of the actions or omissions of Zoran, any of its Subsidiaries or any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water, that Zoran or any of its Subsidiaries has at any time owned, operated, occupied or leased.  No underground storage tanks are or were present under any such property at such time as Zoran or any of its Subsidiaries owned, operated, occupied or leased such property.  Neither Zoran nor any of its Subsidiaries has notified any Governmental Entity or third party, or been required under any law, rule, regulation, order or agreement to notify any Governmental Entity or third party, of any Release of any Hazardous Material.

(b)           At all times, Zoran and each of its Subsidiaries has conducted all Hazardous Materials Activities in material compliance with all Environmental Laws.

(c)           Zoran and each of its Subsidiaries currently holds all Environmental Permits necessary for the conduct of its business as such business is currently being conducted and is in material compliance with all such Environmental Permits.  No environmental report, closure activity, investigation or assessment, and no notification to or approval, consent or authorization from, any Governmental Entity with jurisdiction regarding environmental matters or Hazardous Materials is required to be obtained, either before or after the Effective Time, in connection with any of the transactions contemplated by this Agreement.

(d)           No Environmental Claim is pending or, to the knowledge of Zoran, threatened.  Zoran is not aware of any fact or circumstance, including any Release, which could reasonably be expected to involve Zoran or any of its Subsidiaries in any Environmental Claim or impose upon Zoran or any of its Subsidiaries any liability concerning Hazardous Materials Activities.

Section 4.13           Employee Benefit Plans.

(a)           No event has occurred with respect to any employee benefit plan (as defined in Section 3(3) of the ERISA) or any bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance or other similar employee benefit plans, or any unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former United States employee of Zoran or any of its Subsidiaries or any trade or business (whether or not incorporated) which is a member or which is under common control with Zoran within the meaning of Section 414 of the Code (a “Zoran ERISA Affiliate”) (together, the “Zoran U.S. Employee Plans”), and to the knowledge of Zoran, there exists no condition or set of circumstances in connection with which Zoran could be subject to any liability under ERISA, the Code or any other applicable law with respect to any Zoran U.S. Employee Plan that could reasonably be expected to have a Material Adverse Effect on Zoran.

(b)           With respect to the Zoran U.S. Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP on the financial statements of Zoran that could reasonably be expected to have a Material Adverse Effect on Zoran.

(c)           With respect to the Zoran U.S. Employee Plans, individually and in the aggregate, no event has occurred, and to the knowledge of Zoran, there exists no condition or set of circumstances in connection with which Zoran could be subject to any material liability under ERISA, the Code or any other applicable law.

(d)           Neither Zoran, nor any Zoran ERISA Affiliate, has ever sponsored, participated in, or contributed to any pension plan which is subject to Title IV of ERISA or Section 412 of the Code.  No Zoran U.S. Employee Plan has promised or provided, or currently promises or provides, retiree medical or other retiree welfare benefits to any person other than as required by law.

(e)           Except as disclosed in Zoran SEC Reports filed prior to the date of this Agreement, and except as provided for in this Agreement, neither Zoran nor any of its Subsidiaries is a party to any oral or written (i) union or collective bargaining agreement, (ii) agreement with any officer or other key employee of Zoran or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Zoran of the nature contemplated by this Agreement, (iii) agreement with any officer of Zoran or any of its Subsidiaries providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof or for the payment of compensation in excess of $100,000 per annum, or (iv) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

(f)            Each bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of Zoran or any of its Subsidiaries outside the United States (together, the “Zoran International Employee Plans”) has been established, maintained and administered in material compliance with its terms and conditions and with the requirements of all applicable statutes and regulations.

Section 4.14           Compliance with Laws.  Zoran and each of its Subsidiaries has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which could not reasonably be expected to have a Material Adverse Effect on Zoran and its Subsidiaries, taken as a whole.

Section 4.15           Interested Party Transactions.  Except as set forth in the Zoran SEC Reports, no event has occurred that would be required to be reported by Zoran as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.  Zoran has not, since July 30, 2002, (i) extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of Zoran, or (ii) materially modified any term of any such extension or maintenance of credit.  The Zoran Disclosure Schedule identifies any extension of credit maintained by Zoran or any of its Subsidiaries to which the second sentence of Section 13(k)(1) of the Exchange Act applies.

Section 4.16           Insurance.  Zoran and its Subsidiaries are covered by insurance policies of the type and in amounts customary for companies of similar size and financial condition.  All such policies are in full force and effect, all premiums due thereon have been paid and Zoran and its Subsidiaries have complied with the provisions of such policies.  Zoran and its Subsidiaries have not been advised of any defense to coverage in connection with any claim to coverage asserted or noticed by Zoran or its Subsidiaries under or in connection with any of their insurance policies.  Neither Zoran nor any of its Subsidiaries have received any written notice from or on behalf of any insurance carrier issuing policies or binders relating to or covering Zoran or any of its Subsidiaries that there will be a cancellation or non-renewal of existing policies or binders, or that alteration of any equipment or any improvements to real estate occupied by or leased to or by Zoran or its Subsidiaries, purchase of additional equipment, or material modification of any of the methods of doing business, will be required.

Section 4.17           Registration Statement; Joint Proxy Statement/Prospectus.  The information supplied or to be supplied by Zoran for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading.  The information supplied or to be supplied by Zoran for inclusion in the Joint Proxy Statement shall not, on the date the Joint Proxy Statement is first mailed to stockholders of Zoran or Oak, at the time of the Zoran Stockholders’ Meeting, at the time of the Oak Stockholders’ Meeting or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Zoran Stockholders’ Meeting or the Oak Stockholders’ Meeting which has become false or misleading.  If at any time prior to the Effective Time any event relating to Zoran or any of its Affiliates, officers or directors should be discovered by Zoran which is required to be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, Zoran shall promptly inform Oak.

Section 4.18           Opinion of Financial Advisor.  Zoran has received the written opinion of its financial advisor, Merrill Lynch Pierce Fenner & Smith Incorporated (“Merrill Lynch”), dated the date of this Agreement to the effect that, as of the date of such opinion, the Merger Consideration to be issued to the holders of Oak Common Stock pursuant to the Merger is fair to Zoran from a financial point of view, and such opinion has not been withdrawn or modified by Merrill Lynch.  A complete and correct copy of such opinion has been delivered to Oak.  Merrill Lynch has agreed that if reference to such opinion is required by law or regulation to be made in the Registration Statement and Joint Proxy Statement, it will not unreasonably withhold its consent to the inclusion of such opinion, so long as the full text of such opinion is reproduced therein and it approves in advance the text of any accompanying disclosure.

Section 4.19           Corporate Documents.  Zoran has delivered or made available to Oak or its representatives complete and correct copies of all documents which are referred to in this Article IV or in the Zoran Disclosure Schedule.

Section 4.20           Full Disclosure.  This Agreement (including the Zoran Disclosure Schedule) does not, and the certificate referred to in Section 7.3(a) will not (i) contain any representation, warranty or information that is filed or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

ARTICLE V

CONDUCT OF BUSINESS

Section 5.1             Covenants of Oak.  During the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time, Oak agrees as to itself and its Subsidiaries (except to the extent that Zoran shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due, subject to good faith disputes over such debts or Taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and key employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it.  Oak shall promptly notify Zoran of any event or occurrence not in the ordinary course of business of Oak where such event or occurrence would result in a breach of any covenant of Oak set forth in this Agreement or cause any representation or warranty of Oak set forth in this Agreement to be inaccurate in any material respect as of the date of, or giving effect to, such event or occurrence.

Except as expressly contemplated by this Agreement, subject to Section 6.1, Oak shall not (and shall not permit any of its Subsidiaries to), without the prior written consent of Zoran:

(a)           Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock granted under any employee stock plan of Oak or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement, or as specifically contemplated by Section 6.13;

(b)           Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Oak Intellectual Property Rights other than grants pursuant to obligations existing as of the date of this Agreement and the grant of non-exclusive licenses in the ordinary course of business consistent with past practices;

(c)           Declare, set aside or pay any dividends on or make any other distributions (whether in cash, equity securities or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

(d)           Purchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors or consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

(e)           Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the grant of options to purchase up to an aggregate of 400,000 shares of Oak Common Stock, consistent with past practices, in connection with the hiring of new employees in the ordinary course of business and consistent with existing written grant guidelines, copies of which have been provided to Zoran; (ii) the issuance of (A) rights to purchase shares of Oak Common Stock under the Oak Purchase Plan, or (B) shares of Oak Common Stock issuable upon the exercise of options granted under the Oak Option Plans or pursuant to rights under the Oak Purchase Plan; or (iii) as specifically contemplated by Section 6.13;

(f)            Acquire or agree to acquire by merging or consolidating with, or by purchasing an equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets;

(g)           Sell, lease, license or encumber or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of Oak and its Subsidiaries, taken as a whole, except for transactions entered into in the ordinary course of business consistent with past practices;

(h)           Take any action to:  (i) increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of non-officer employees in accordance with the salary adjustment program previously approved by Oak’s Board of Directors and announced to its employees, as described in the Oak Disclosure Schedule, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with any officer, (iii) grant any severance or termination pay to, or enter into any employment or severance agreement, with any non-officer employee, except in accordance with past practices, (iv) enter into any collective bargaining agreement, or (v) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

(i)            Revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practices;

(j)            Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others, other than indebtedness incurred under outstanding lines of credit consistent with past practice;

(k)           Amend or propose to amend its Certificate of Incorporation or Bylaws, except as contemplated by this Agreement;

(l)            Incur or commit to incur any individual capital expenditure (other than for the acquisition of rights to intellectual property) in excess of $100,000 or aggregate capital expenditures in excess of $500,000;

(m)          Incur or commit to incur any individual capital expenditure for the acquisition of rights to intellectual property in excess of $500,000 or aggregate capital expenditures for such purpose in excess of $1,000,000;

(n)           Enter into or amend any agreements pursuant to which any third party is granted exclusive marketing or manufacturing rights with respect to any Oak product;

(o)           Amend or terminate any material contract, agreement or license to which it is a party except in the ordinary course of business;

(p)           Waive or release any material right or claim, except in the ordinary course of business;

(q)           Initiate any litigation or arbitration proceeding; provided, however, that Zoran shall not unreasonably withhold its consent with respect to litigation that Oak is contractually obligated to initiate;

(r)            Take any action, other than as contemplated by this Agreement, that would require the approval of Oak’s stockholders or which could reasonably be expected to result in a delay in the preparation, filing or review by the  SEC of the Registration Statement;

(s)           Make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(t)            Agree in writing or otherwise to take, any of the actions described in subsections (a) through (s) above; or

(u)           Take any other action which could reasonably be expected to make any of Oak’s representations or warranties contained in this Agreement untrue or incorrect where the failure to be true and correct would be reasonably likely to have a Material Adverse Effect on Oak.

Section 5.2             Covenants of Zoran.  During the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time, Zoran agrees as to itself and its Subsidiaries (except to the extent that Oak shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due subject to good faith disputes over such debts or Taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and key employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it.  Zoran shall promptly notify Oak of any event or occurrence not in the ordinary course of business of Zoran where such event or occurrence would result in a breach of any covenant of Zoran set forth in this Agreement or cause any representation or warranty of Zoran set forth in this Agreement to be inaccurate as of the date of, or giving effect to, such event or occurrence.  Except as expressly contemplated by this Agreement, subject to Section 6.2, Zoran shall not (and shall not permit any of its Subsidiaries to), without the prior written consent of Oak:

(a)           Declare, set aside or pay any dividends on or make any other distributions (whether in cash, equity securities or property) in respect of any of its capital stock, or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (other than stock splits of its Common Stock or stock dividends payable in shares of Common Stock);

(b)           Purchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors or consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

(c)           Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the grant of options to purchase shares of Zoran Common Stock, consistent with past practices; (ii) the issuance of (A) rights to purchase shares of Zoran Common Stock under the Zoran Purchase Plan, or (B) shares of Zoran Common Stock issuable upon the exercise of options granted under the Zoran Option Plans or pursuant to rights under the Zoran Purchase Plan; or (iii) the issuance of securities in one or more financing transactions where the net proceeds to Zoran do not exceed an aggregate of $50,000,000;

(d)           Acquire or agree to acquire by merging or consolidating with, or by purchasing an equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets other than acquisitions involving aggregate consideration of not more than $50,000,000;

(e)           Incur any indebtedness for borrowed money other than indebtedness incurred under outstanding lines of credit consistent with past practices and up to an aggregate of $50,000,000 of additional indebtedness;

(f)            Sell, lease, license or encumber or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of Zoran and its Subsidiaries, taken as a whole, except for transactions entered into in the ordinary course of business consistent with past practices;

(g)           Amend or propose to amend its Certificate of Incorporation or Bylaws, except as contemplated by this Agreement;

(h)           Take any action, other than as contemplated by this Agreement, that would require the approval of Zoran’s stockholders or which could reasonably be expected to result in a delay in the preparation, filing or review by the SEC of the Registration Statement;

(i)            Agree in writing or otherwise to take, any of the actions described in subsections (a) through (h) above; or

(j)            Take any other action which could reasonably be expected to make any of Zoran’s representations or warranties contained in this Agreement untrue or incorrect where the failure to be true and correct would be reasonably likely to have a Material Adverse Effect on Zoran.

Section 5.3             Cooperation.  Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Zoran and Oak shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations and shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1             No Solicitation by Oak

(a)           From and after the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time, Oak shall not, directly or indirectly, through any officer, director, employee, affiliate, representative or agent, (i) solicit, initiate, seek, entertain, or knowingly encourage or support any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of a material number of shares of capital stock of Oak (including without limitation by way of a tender offer) or similar transactions involving Oak, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an “Oak Acquisition Proposal”), (ii) engage or participate in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Oak Acquisition Proposal, or (iii) agree to, approve or recommend any Oak Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent Oak or its Board of Directors from (A) providing non-public information to, or engaging or participating in discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Oak Acquisition Proposal by such person or entity or recommending such an unsolicited bona fide written Oak Acquisition Proposal to the stockholders of Oak, if and only to the extent that (1) the Board of Directors of Oak determines in good faith that such Oak Acquisition Proposal, if accepted, is reasonably likely to be consummated taking in account all financial, legal, regulatory and other aspects of the proposal and the person making the proposal, and believes in good faith, after consultation with an independent, nationally recognized financial advisor, that such Acquisition Proposal would, if consummated, result in a transaction more favorable to the Oak stockholders from a financial point of view than the Merger (any such more favorable Oak Acquisition Proposal being referred to herein as an “Oak Superior Proposal”), (2) the Board of Directors of Oak determines in good faith (after consultation with and based upon the advice of outside legal counsel) that such action is necessary in order to comply with its fiduciary duties to the Oak stockholders under applicable law and (3) prior to providing such non-public information to, or entering into discussions or negotiations with, such person or entity, such Board of Directors receives from such person or entity an executed confidentiality agreement with terms no less favorable to Oak than those contained in the Mutual Non-Disclosure Agreement dated as of January 24, 2003 between Zoran and Oak (the “Confidentiality Agreement”); or (B) complying with Rules 14d-9 or 14e-2 promulgated under the Exchange Act with regard to an Oak Acquisition Proposal.

(b)           Oak shall notify Zoran no later than twenty-four (24) hours after receipt by Oak (or its advisors) of any Oak Acquisition Proposal or any request for nonpublic information in connection with an Oak Acquisition Proposal or for access to the properties, books or records of Oak by any person or entity that informs Oak that it is considering making, or has made, an Oak Acquisition Proposal.  Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

Section 6.2             No Solicitation by Zoran

(a)           From and after the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time, Zoran shall not, directly or indirectly, through any officer, director, employee, affiliate, representative or agent, (i) solicit, initiate, seek, entertain, or knowingly encourage or support any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of a material number of shares of capital stock of Zoran (including without limitation by way of a tender offer) or similar transactions involving Zoran, excluding transactions permitted by the provisions of Section 5.2 (any of the foregoing inquiries or proposals being referred to in this Agreement as a “Zoran Acquisition Proposal”), (ii) engage or participate in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Zoran Acquisition Proposal, or (iii) agree to, approve or recommend any Zoran Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent Zoran or its Board of Directors from (A) providing non-public information to, or engaging or participating in discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Zoran Acquisition Proposal by such person or entity or recommending such an unsolicited bona fide written Zoran Acquisition Proposal to the stockholders of Zoran, if and only to the extent that (1) the Board of Directors of Zoran determines in good faith (after consultation with and based upon the advice of outside legal counsel) that such action is necessary in order to comply with its fiduciary duties to the Zoran stockholders under applicable law (any such Zoran Acquisition Proposal being referred to herein as a “Zoran Superior Proposal”), and (2) prior to providing such non-public information to, or entering into discussions or negotiations with, such person or entity, such  Board of Directors receives from such person or entity an executed confidentiality agreement with terms no less favorable to Zoran than those contained in the Confidentiality Agreement; or (B) complying with Rules 14d-9 or 14e-2 promulgated under the Exchange Act with regard to a Zoran Acquisition Proposal.

(b)           Zoran shall notify Oak no later than twenty-four (24) hours after receipt by Zoran (or its advisors) of any Zoran Acquisition Proposal or any request for nonpublic information in connection with a Zoran Acquisition Proposal or for access to the properties, books or records of Zoran by any person or entity that informs Zoran that it is considering making, or has made, a Zoran Acquisition Proposal.  Such notice shall be made orally and in writing and shall indicate in reasonably detail the identity of the offeror and the terms and conditions or such proposal, inquiry or contact.

Section 6.3             Joint Proxy Statement/Prospectus; Registration Statement

(a)           As promptly as practicable after the execution of this Agreement, Zoran and Oak shall prepare and file with the SEC the Joint Proxy Statement, and Zoran shall prepare and file with the SEC the Registration Statement, in which the Joint Proxy Statement will be included as a prospectus.  Each of Zoran and Oak shall use all reasonable efforts to cause the Registration Statement to become effective as soon after such filing as practicable.

(b)           Each of Zoran and Oak shall make all necessary filings with respect to the Merger under the Securities Act and the Exchange Act and applicable state blue sky laws and the rules and regulations thereunder.

Section 6.4             Consents.  Each of Zoran and Oak shall use all reasonable efforts to obtain all necessary consents, waivers and approvals under any of Zoran’s or Oak’s material agreements, contracts, licenses or leases as may be necessary to consummate the Merger and the other transactions contemplated by this Agreement.

Section 6.5             Current Nasdaq Quotation.  Each of Zoran and Oak agrees to continue the quotation of Zoran Common Stock and Oak Common Stock, respectively, on the Nasdaq National Market during the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time.

Section 6.6             Access to Information.  Upon reasonable notice, Oak and Zoran shall each (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time or until the termination of this Agreement, to all its properties, books, contracts, commitments and records and, during such period, each of Oak and Zoran shall (and shall cause each of its Subsidiaries to) furnish promptly to the other (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request.  Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence in accordance with the Confidentiality Agreement.  No information or knowledge obtained in any investigation pursuant to this Section 6.6 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

Section 6.7             Stockholders’ Meetings.  Oak and Zoran each shall use its best efforts to cause a meeting of its respective stockholders (the “Stockholders’ Meeting”) to be held as soon as reasonably practicable after the date hereof for the purpose, in the case of Oak, of obtaining the requisite stockholder approval of this Agreement and the Merger, and, in the case of Zoran, the issuance of shares of Zoran Common Stock pursuant to the Merger (the “Stockholder Proposals”).  In the case of Zoran, the Stockholders’ Meeting may be Zoran’s annual meeting of stockholders.  Each of the Boards of Directors of Oak and Zoran shall use its best efforts to obtain from its respective stockholders the vote required by the DGCL or the Nasdaq Stock Market, as the case may be, in favor of the approval of the Stockholder Proposals and shall recommend to the stockholders of Oak and Zoran that they so vote at the Stockholders’ Meeting or any adjournment or postponement thereof; provided, however, that neither Board of Directors shall be required to use such best efforts to obtain the vote in favor of the approval of the Stockholder Proposals or to make or continue to make such recommendation (and may change any recommendation previously made) if such Board of Directors, after having consulted with and considered the advice of its financial advisors and outside legal counsel, has determined that using such best efforts or making or continuing to make such recommendation would result in a breach of their fiduciary duties under applicable law.  Notwithstanding anything to the contrary in this Agreement, if this Agreement is earlier terminated in accordance with its terms, neither Oak nor Zoran shall be required to submit its respective Stockholder Proposal for approval by its stockholders at its Stockholders’ Meeting.

Section 6.8             Legal Conditions to Merger.  Each of Zoran and Oak will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger (which actions shall include, without limitation, furnishing all information required under the HSR Act and in connection with applicable approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon either of them or any of their Subsidiaries in connection with the Merger.  Each of Zoran and Oak will, and will cause its Subsidiaries to, (i) take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity required to be obtained or made by Zoran, Oak or any of their Subsidiaries in connection with the Merger (any of the foregoing an “Approval”) or the taking of any action contemplated thereby or by this Agreement, (ii) diligently oppose or pursue any rehearing, appeal or other challenge which may be available to it of any refusal to issue any Approval or of any order or ruling of any Governmental Entity which may adversely affect the ability of the parties hereto to consummate the Merger or, except as permitted by Sections 6.1 and 6.2, to take any action contemplated by any Approval or by this Agreement until such time as such refusal to issue any Approval or any order or ruling has become final and non-appealable, and (iii) diligently oppose any objections to, appeals from or petitions to reconsider or reopen any Approval or the taking of any action contemplated thereby or by this Agreement.  Notwithstanding the foregoing, neither Oak nor Zoran shall be required to agree, as a condition to any Approval, to divest itself of or hold separate any Subsidiary, division or business unit which is material to the business of such party and its Subsidiaries, taken as a whole, or the divestiture or holding separate of which would be reasonably likely to have a Material Adverse Effect on such party or a material adverse effect on the benefits intended to be derived as a result of the Merger.

Section 6.9             Public Disclosure.  Zoran and Oak shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or by the rules of the Nasdaq National Market.

Section 6.10           Tax-Free Organization.  Each of Zoran and Oak shall use all reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code.

Section 6.11           Affiliate Agreements.  Zoran and Oak have provided each other with a list of those persons who are, in Zoran’s or Oak’s respective reasonable judgment, “affiliates” of Zoran or Oak, respectively, within the meaning of Rule 145 under the Securities Act.  Each such person who is an “affiliate” of Zoran or Oak within the meaning of Rule 145 is referred to herein as an “Affiliate.”  Zoran and Oak shall provide each other such information and documents as Oak or Zoran shall reasonably request for purposes of reviewing such list and shall notify the other party in writing regarding any change in the identity of its Affiliates prior to the Closing Date.  Oak shall use its best efforts to deliver or cause to be delivered to Zoran at least 30 days prior to the Closing Date from each of the Affiliates of Oak, an executed agreement, in form and substance reasonably satisfactory to Zoran and Oak, by which such Affiliate of Oak agrees to comply with the applicable requirements of Rule 145 (“Affiliate Agreements”).  Zoran shall be entitled to place appropriate legends on the certificates evidencing any Zoran Common Stock to be received by such Affiliates of Oak pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Zoran Common Stock, consistent with the terms of the Affiliate Agreements.

Section 6.12           Nasdaq Quotation.  Zoran shall cause the shares of Zoran Common Stock to be issued in the Merger to be approved for quotation on the Nasdaq National Market, subject to official notice of issuance, prior to the Closing Date.

Section 6.13           Stock Plans, Options, Other Incentive Awards .

(a)           At the Effective Time, each outstanding Oak Option, whether vested or unvested, shall be assumed by Zoran and shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Oak Option, a number of shares of Zoran Common Stock (rounded down to the nearest whole number) equal to the product of (A) the number of shares of Oak Common Stock purchasable pursuant to such Oak Option (without regard to vesting) immediately prior to the Effective Time and (B) a number equal to the sum of (1) the Per Share Stock Consideration and (2) an amount equal to the Per Share Cash Consideration divided by the closing sale price of a share of Zoran Common Stock on the last trading day prior to the date of this Agreement, at a price per share (rounded up to the nearest whole cent) equal to (i) the aggregate exercise price for the shares of Oak Common Stock otherwise purchasable pursuant to such Oak Option (without regard to vesting) immediately prior to the Effective Time divided by (ii) the number of full shares of Zoran Common Stock deemed purchasable pursuant to such Oak Option in accordance with the foregoing; provided, however, that in the case of any Oak Options to which Section 422 of the Code applies (“incentive stock options”), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be calculated differently, if necessary, in order to comply with Section 424(a) of the Code.

(b)           In connection with the Merger, Zoran agrees, including for purposes of Section 5.1, that Oak may commence and complete, prior to the Effective Time, a Stock Option Exchange Program substantially in the manner described in Proposal 4 set forth in the Proxy Statement filed by Oak with the SEC in connection with the annual meeting of the stockholders of Oak held on December 18, 2002 (the “Exchange Program”), provided that the date on which new options shall be granted pursuant to the Exchange Program shall not be a date which is at least six months and one day after the date of cancellation of options tendered for exchange as contemplated by the Exchange Program, but rather shall be a date occurring prior to the Closing

Date, and provided further that recognition of such vesting shall commence on the date of grant of such option rather than on the date six months following such grant.

(c)           In the event that Oak determines, for any reason, that it will not complete the Exchange Program prior to the Closing Date, then the assumption of Oak Options by Zoran pursuant to Section 6.13(a) shall apply only to those Oak Options outstanding at the Effective Time having an exercise price that is equal to or less than the closing sale price of a share of Oak Common Stock on the last trading day prior to the Effective Time, and any Oak Options outstanding and held by Oak employees, including Oak officers, at the Effective Time having an exercise price that is greater than the closing sale price of a share of Oak Common Stock on the last trading day prior to the Effective Time (each, an “Underwater Oak Option”) shall not be assumed by Zoran but shall instead terminate and cease to be outstanding effective as of the Effective Time in accordance with their terms.  In such event, Zoran, shall grant immediately following the Effective Time to each holder of an Underwater Oak Option who remains an employee of the Surviving Corporation immediately following the Effective Time a nonstatutory stock option to purchase a number of shares of Zoran Common Stock determined by multiplying the number of shares of Oak Common Stock subject to the outstanding Underwater Oak Option immediately prior to the Effective Time by the applicable exchange ratio determined in accordance with the Exchange Program and by further multiplying such product by an exchange ratio determined in accordance with Section 6.13(a).  The exercise price per share of each such newly granted option shall be an amount equal to the closing sale price of a share of Zoran Common Stock on the Closing Date.  Each such option shall vest and become exercisable on the same basis as would have applied had such option been granted as a new option pursuant to the Exchange Program.  Except as otherwise provided herein, each new option granted by Zoran with respect to an Underwater Oak Option shall be subject to the terms and conditions of the Zoran stock option plan pursuant to which it is granted and the standard form of stock option agreement used in connection with such plan.

(d)           In the event that Oak completes the Exchange Program prior to the Closing Date, Underwater Oak Options held by current Oak officers (who are ineligible to participate in the Exchange Program) shall nevertheless not be assumed by Zoran, but shall terminate and be replaced by new options to purchase Zoran Common Stock in the manner described in Section 6.13(c).

(e)           As soon as reasonably practicable after the Effective Time, Zoran shall deliver to each holder of an Oak Option immediately prior to the Effective Time an appropriate notice evidencing the foregoing assumption of the option by Zoran.  Zoran shall comply with the terms of the Oak Option Plans and the agreements evidencing the Oak Options, subject to the adjustments pursuant to this Section, and ensure, to the extent required by, and subject to the provisions of each such plan and agreement, that Oak Options which qualified as incentive stock options immediately prior to the Effective Time will continue to qualify as incentive stock options after the Effective Time to the maximum extent permitted by Section 422 of the Code.

(f)            Zoran shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Zoran Common Stock for delivery upon the exercise of the Oak Options assumed in accordance with this Section 6.13.  As soon as practicable after the Effective

Time, and not more than ten (10) business days thereafter, Zoran shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Zoran Common Stock subject to the Oak Options assumed pursuant to this Section 6.13 and shall use its reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Oak Options remain outstanding.  With respect to those individuals, if any, who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Zoran shall administer Oak Options assumed pursuant to this Section 6.13 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the Oak Options complied with such rule prior to the Merger.

(g)           Oak shall take such action as is necessary to (i) terminate the Oak Purchase Plan as of the Effective Time and (ii) cause the ending date of the then current Purchase Period of the Oak Purchase Plan (as such term is defined therein) on or before the last trading day on which the Oak Common Stock is traded on the Nasdaq National Market prior to the Effective Time (the “Final Oak Purchase Date”).  On the Final Oak Purchase Date, Oak shall apply the funds credited as of such date under the Oak Purchase Plan within each participant’s payroll withholding account to the purchase of whole shares of Oak Common Stock in accordance with the terms of the Oak Purchase Plan, which shares shall be treated in the manner described in Section 2.1(d).

(h)           Employees of Oak as of the Effective Time shall be permitted to participate in the Zoran Purchase Plan commencing on the first enrollment date of such plan following the Effective Time, subject to the eligibility provisions of such plan (with employees receiving credit, for purposes of such eligibility provisions, for service with Oak or Zoran).

(i)            Except to the extent necessary to avoid duplication of benefits, to the extent that any employee of Oak or any of Oak’ Subsidiaries becomes eligible to participate in any employee benefit plan of Zoran after the Effective Time, Zoran, the Surviving Corporation and their Subsidiaries, to the extent such employee benefit plan permits, shall credit such employee’s service with Oak or its Subsidiaries for purposes of determining such employee’s eligibility to participate in and vesting under, and for purposes of calculating the benefits under, such employee benefit plan.  Zoran, the Surviving Corporation and their Subsidiaries will (i) waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to any employee of Oak or any of Oak’s Subsidiaries under any welfare plan that such employees may be eligible to participate in after the Effective Time, to the extent permitted by such plan, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for such employees immediately prior to the Effective Time, and (ii) provide each such employee with credit for any credit for any co-payment and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plan that such employees are eligible to participate in after the Effective Time, to the extent permitted by such plan.

Section 6.14           Brokers or Finders.  Each of Zoran and Oak represents, as to itself, its Subsidiaries and its Affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except Morgan Stanley, whose fees and expenses will be paid by Oak in accordance with Oak’s agreement with such firm, and Merrill Lynch, whose fees and expenses will be paid by Zoran in accordance with Zoran’s agreement with such firm, and each of Zoran and Oak agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its Affiliate.

Section 6.15           Indemnification of Directors and Officers.

(a)           From and after the Effective Time, Zoran and the Surviving Corporation shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer or director of Oak or any of its Subsidiaries (the “Indemnified Parties”) against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation (each, a “Proceeding”) based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Oak or any of its Subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time (“Indemnified Liabilities”) including, without limitation, all losses, claims, damages, costs, expenses, liabilities or judgments based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby and, to the extent permitted by applicable law, shall pay, in advance of the final disposition of any such Proceeding, all reasonable expenses (including attorneys’ fees) incurred by such persons in connection with any such Proceeding.  Any Indemnified Party wishing to claim indemnification under this Section 6.15, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Oak, Zoran or the Surviving Corporation (but the failure so to notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 6.15 except to the extent such failure prejudices such party), and, in connection with any request for an advancement of expenses, shall deliver to Oak (or after the Effective Time, Zoran and the Surviving Corporation) an undertaking of the type contemplated by Section 145(e) of the DGCL.  The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

(b)           From and after the Effective Time, the Surviving Corporation and Zoran will fulfill and honor in all respects the obligations of Oak pursuant to Oak’s Bylaws, as in effect as of the date hereof, and any indemnification agreement between Oak and any of Oak’ directors and officers existing and in force as of the date of this Agreement and filed as an exhibit to the Oak SEC Reports.

(c)           Zoran shall obtain prior to the Closing and shall thereafter maintain, or cause the Surviving Corporation to maintain, in effect a policy or policies of directors and officers liability insurance with coverage substantially comparable to policies in force as of the date of this Agreement (copies of which have been provided to Zoran) covering the directors and officers of Oak as of the date of this Agreement for a period of not less than six (6) years following the Effective Time; provided, however, that should such comparable coverage be unavailable for an aggregate premium of less than 250% of the aggregate annual premiums currently paid by Oak for such insurance, Zoran and/or the Surviving Corporation shall only be required to obtain such lesser coverage as may be obtained for such amount.

(d)           The provisions of this Section 6.15 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives, and may not be amended, altered or repealed without the written consent of any affected Indemnified Party.

Section 6.16           Additional Agreements; Reasonable Efforts.  Subject to the terms and conditions of this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.  In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the proper officers and directors of each party to this Agreement shall take all such necessary action.

Section 6.17           Termination of 401(k) Plans.  Effective no later than the day immediately preceding the Closing Date, Oak and its ERISA Affiliates, as applicable, shall each terminate any and all plans intended to include a Code Section 401(k) arrangement (collectively, the “401(k) Plans”) unless Zoran provides written notice to Oak that any 401(k) Plan shall not be so terminated.  Unless Zoran provides such written notice to Oak, no later than five (5) business days prior to the Closing Date, Oak shall provide to Zoran (i) copies of duly adopted resolutions by Oak’s Board of Directors authorizing the termination of such 401(k) Plans and (ii) with respect to each 401(k) Plan, an executed amendment to the 401(k) Plan sufficient to assure compliance with all applicable requirements of the Code and regulations thereunder so that the tax-qualified status of the 401(k) Plan shall be maintained at the time of termination.  The form and substance of such resolutions and amendment shall be subject to the prior review and approval of Zoran.

Section 6.18           Zoran Board of Directors.  As soon as reasonably practicable following the date of this Agreement, the Zoran Board of Directors shall designate three (3) non-employee members of the Oak Board of Directors to be elected as members of the Zoran Board of Directors, effective as of the Effective Time (the “Oak Board Designees”).  Should the Zoran Board of Directors fail, for any reason, to designate all three Oak Board Designees by the date which is five (5) days prior to the date the final Joint Proxy Statement is expected to be printed for mailing to the Oak and Zoran stockholders, the Oak Board of Directors shall have the right (but not the obligation), by written notice to Zoran, to designate any remaining Oak Board

Designees prior to the mailing of the Joint Proxy Statement, such that the total number of Oak Board Designees is three (3).  Zoran will use its best efforts, subject to the fiduciary duties of its Board of Directors, to cause the Oak Board Designees, so designated, to be elected as members of the Zoran Board of Directors, effective as of the Effective Time.

ARTICLE VII

CONDITIONS TO MERGER

Section 7.1             Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

(a)           This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Oak Common Stock, and the issuance of the shares of Zoran Common Stock pursuant to the Merger shall have been approved by the affirmative vote of the holders of a majority of the outstanding shares of Zoran Common Stock entitled to vote thereon.

(b)           The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

(c)           Other than the filing provided for by Section 1.1, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the absence or nonoccurrence of which would be reasonably likely to have a Material Adverse Effect on Zoran or Oak shall have been filed, occurred or been obtained.

(d)           The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

(e)           No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting Zoran’s conduct or operation of the business of Zoran or Oak after the Merger shall have been issued, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic Governmental Entity, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

(f)            The shares of Zoran Common Stock to be issued in the Merger shall have been approved for quotation on the Nasdaq National Market.

Section 7.2             Additional Conditions to Obligations of Zoran and Sub.  The obligations of Zoran and Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by Zoran and Sub:

(a)           The representations and warranties of Oak set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for (i) changes contemplated by this Agreement and (ii) where the failure to be true and correct would not be reasonably likely to have a Material Adverse Effect on Oak or a material adverse effect upon the consummation of the transactions contemplated hereby; and Zoran shall have received a certificate signed on behalf of Oak by the chief executive officer and the chief financial officer of Oak to such effect.

(b)           Oak shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and Zoran shall have received a certificate signed on behalf of Oak by the chief executive officer and the chief financial officer of Oak to such effect.

(c)           Zoran shall have received a written opinion from Gray Cary Ware & Freidenrich LLP, counsel to Zoran, to the effect that the Merger will be treated for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code.

(d)           Zoran shall have received all permits and other authorizations required under applicable state blue sky laws for the issuance of shares of Zoran Common Stock pursuant to the Merger.

Section 7.3             Additional Conditions to Obligations of Oak.  The obligation of Oak to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by Oak:

(a)           The representations and warranties of Zoran and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for (i) changes contemplated by this Agreement and (ii) where the failure to be true and correct would not be reasonably likely to have a Material Adverse Effect on Zoran or a material adverse effect upon the consummation of the transactions contemplated hereby; and Oak shall have received a certificate signed on behalf of Zoran by the chief executive officer and the chief financial officer of Zoran to such effect.

(b)           Zoran and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date; and Oak shall have received a certificate signed on behalf of Zoran by the chief executive officer and the chief financial officer of Zoran to such effect.

(c)           Oak shall have received the opinion of Wildman, Harrold, Allen, & Dixon, counsel to Oak, to the effect that the Merger will be treated for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code.

(d)           The authorized number of directors on Zoran’s Board of Directors at the Effective Time shall be not more than nine (9), and the Oak Board Designees, designated in accordance with Section 6.18, shall have been duly elected as members of the Zoran Board of Directors, effective as of the Effective Time.

ARTICLE VIII

TERMINATION AND AMENDMENT

Section 8.1             Termination.  This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 8.1(b) through 8.1(h), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Merger by the stockholders of Oak or Zoran:

(a)           by the mutual written consent of Zoran and Oak;

(b)           by either Zoran or Oak if the Merger shall not have been consummated by December 4, 2003; provided, however that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date, and provided further, that this Agreement may be extended up to ninety (90) days by either party by written notice to the other party if the Merger would have been consummated but for the absence of one or more required Approvals or third-party consents, and such Approval(s) or consent(s) can reasonably be expected to be obtained within such 90-day period;

(c)           by either Zoran or Oak if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except, if the party relying on such order, decree or ruling or other action has failed to comply in any material respect with its obligations under Section 6.8;

(d)           (i) by Zoran, if at the Oak Stockholders’ Meeting (including any adjournment or postponement), the requisite vote of the stockholders of Oak in favor of approval of this Agreement and the Merger shall not have been obtained, or (ii) by Oak if, at the Zoran Stockholders’ Meeting, the requisite vote of the stockholders of Zoran in favor of approval of the issuance of the Zoran Common Stock pursuant to the Merger shall not have been obtained;

(e)           by Zoran, if (i) the Board of Directors of Oak shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to Zoran or shall have resolved or publicly announced or disclosed to any third party its intention to do any of the foregoing; (ii) an Alternative Transaction (as defined in Section 8.3(d)) shall have been consummated or the Board of Directors of Oak shall have recommended to the stockholders of Oak an Alternative Transaction or shall have resolved or publicly announced its intention to recommend or engage in such an Alternative Transaction; or (iii) a tender offer or exchange offer for 20% or more of the outstanding shares of Oak Common Stock is commenced (other than by Zoran or an Affiliate of Zoran) and the Board of Directors of Oak shall have (A) recommended that the stockholders of Oak tender their shares in such tender or exchange offer or (B) resolved or publicly announced its intention to take no position with respect to such tender or exchange offer;

(f)            by Oak, if the Board of Directors of Oak shall have determined to recommend an Alternative Transaction to its stockholders after determining, pursuant to Section 6.1, that such Alternative Transaction constitutes an Oak Superior Proposal;

(g)           by Oak, if (i) the Board of Directors of Zoran shall have withdrawn or modified its recommendation of the issuance of the shares of Zoran Common Stock pursuant to the Merger in a manner adverse to Oak or shall have publicly announced or disclosed to any third party its intention to do any of the foregoing; (ii) an Alternative Transaction shall have been consummated or the Board of Directors of Zoran shall have recommended to the stockholders of Zoran an Alternative Transaction or shall have resolved or publicly announced its intention to recommend or engage in such an Alternative Transaction; or (iii) a tender offer or exchange offer for 20% or more of the outstanding shares of Zoran Common Stock is commenced and the Board of Directors of Oak shall have (A) recommended that the stockholders of Zoran tender their shares in such tender or exchange offer or (B) resolved or publicly announced its intention to take no position with respect to such tender or exchange offer;

(h)           by Zoran, if the Board of Directors of Zoran shall have determined to recommend an Alternative Transaction to its stockholders after determining, pursuant to Section 6.2, that such Alternative Transaction constitutes a Zoran Superior Proposal;

(i)            by Zoran or Oak, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) causes the conditions set forth in Sections 7.2(a) or (b) (in the case of termination by Zoran) or 7.3(a) or (b) (in the case of termination by Oak) not to be satisfied and (ii) shall not have been cured within ten (10) business days following receipt by the breaching party of written notice of such breach from the other party.

Section 8.2             Effect of Termination.  In the event of termination of this Agreement as provided in Section 8.1, there shall be no liability or obligation on the part of Zoran, Oak, Sub or their respective officers, directors, stockholders or Affiliates, except as set forth in Section 8.3 and further except to the extent that such termination results from the willful breach by a party of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Sections 6.14 and 8.3 of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

Section 8.3             Fees and Expenses.

(a)           Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Zoran and Oak shall share equally all fees and expenses, other than attorneys’ fees, incurred in connection with the printing and filing of the Joint Proxy Statement (including any related preliminary materials) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

(b)           If this Agreement is terminated (i) by Zoran pursuant to Section 8.1(d)(i) (and at the time of the stockholder vote giving rise to such termination, an Alternative

Transaction with respect to Oak has been publicly announced and not abandoned) or Section 8.1(e), or (ii) by Oak pursuant to Section 8.1(f), Oak shall pay to Zoran a termination fee of $10,740,000 in cash, within two business days after such termination.

(c)           If this Agreement is terminated (i) by Oak pursuant to Section 8.1(d)(ii) (and at the time of the stockholder vote giving rise to such termination, an Alternative Transaction with respect to Zoran has been publicly announced and not abandoned) or Section 8.1(g), or (ii) by Zoran pursuant to Section 8.1(h), Zoran shall pay to Oak a termination fee of $10,740,000 in cash, within two business days after such termination.

(d)           As used in this Agreement, an “Alternative Transaction” means (i) a transaction or series of transactions pursuant to which any person or group (as such term is defined under the Exchange Act) other than either party or affiliate thereof (a “Third Party”) acquires or would acquire (upon completion of such transaction or series of transactions) shares (or securities exercisable for or convertible into shares) representing more than 20% of the outstanding shares of Oak Common Stock or Zoran Common Stock, pursuant to a tender offer or exchange offer or otherwise, (ii) a merger, consolidation or share exchange involving Oak or Zoran if, upon consummation of such merger, consolidation or share exchange such Third Party owns or would own more than 20% of the outstanding equity securities of Oak or Zoran, as the case may be, or the entity surviving such merger or resulting from such consolidation (where Oak or Zoran either disappears into such entity in such merger or consolidation or becomes a direct or indirect Subsidiary of such entity), or (iii) any other transaction or series of transactions pursuant to which any Third Party acquires or would acquire (upon completion of such transaction or series of transaction) control of assets of Oak or Zoran and its respective Subsidiaries (including, for this purpose, outstanding equity securities of Subsidiaries of such party) having a fair market value equal to more than 20% of the fair market value of all the consolidated assets of Oak or Zoran and its respective Subsidiaries immediately prior to such transaction or series of transactions.

Section 8.4             Amendment.  This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Oak, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 8.5             Extension; Waiver.  At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE IX

MISCELLANEOUS

Section 9.1             Nonsurvival of Representations, Warranties and Agreements.  None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and the Effective Time, except for the agreements contained in Sections 1.3, 1.4, 2.1, 2.2, 2.3, 6.13, 6.15, 6.16, the last sentence of Section 8.4 and Article IX, and the agreements of the Affiliates of Oak delivered pursuant to Section 6.11.  The Confidentiality Agreement shall survive the execution and delivery of this Agreement.

Section 9.2             Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to Zoran or Sub, to

Zoran Corporation 3112 Scott Boulevard Santa Clara, California 95054 Attention: President Facsimile No.: (408) 918-4122

with a copy to:

Gray Cary Ware & Freidenrich LLP 400 Hamilton Avenue Palo Alto, California 94301 Attention: Dennis C. Sullivan, Esq. Facsimile No.: (650) 833-2001

(b)	if to Oak, to

Oak Technology, Inc. 1390 Kifer Road Sunnyvale, California 94086 Attention: President Facsimile No.: (408) 774-5337

with a copy to:

Wildman, Harrold, Allen & Dixon 225 West Wacker Drive Chicago, Illinois 60606-1229 Attention: John L. Eisel, Esq. Facsimile No.: (312) 201-2555

Section 9.3             Interpretation.

(a)           For purposes of this Agreement:

(i)            When reference is made to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated;

(ii)           The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation;”

(iii)          The phrase “made available” in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available;

(iv)          The phrases “the date of this Agreement,” “the date hereof,” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to May 4, 2003;

(v)           The term “knowledge” of any party means, with respect to any matter, the actual knowledge of an of such party’s executive officers after due inquiry of the party’s employees having primary responsibility for such matter;

(vi)          The term “Material Adverse Effect” means, with respect to any party, any change, result, effect, event, occurrence or state of facts (or any development that has had or is reasonably likely to have any change or effect) that, individually or in the aggregate with any such other change, result, effect, event, occurrence or state of facts, is or would reasonably be expected to be, materially adverse (whether or not (i) covered by insurance or (ii) constituting a breach of a representation, warranty or covenant set forth herein) to the business, condition (financial or otherwise), assets, liabilities or results of operations of such party and its Subsidiaries, taken as a whole, or which is or would reasonably be expected to be materially adverse to the ability of such party to perform on a timely basis any of its material obligations under this Agreement or to consummate the transactions contemplated hereby; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect: (i) any change in the market price or trading volume of the capital stock of such party after the date hereof, (ii) changes, events or occurrences in the United States securities markets which are not specific to such party, (iii) any adverse changes, events, developments or effects arising from or relating to general business or economic conditions or the general conditions of the industry in which such party participates which are not specific to such party and its Subsidiaries and which do not affect such party in a materially disproportionate manner, (iv) any adverse change, result, event, development or effect arising from or relating to any change in GAAP, (v) any adverse changes, events, developments or effects reasonably attributable to the execution or announcement of this Agreement and (vi) the effect on such party of out-of-pocket fees or expenses (including legal, accounting and financial advisory fees and expenses) incurred in connection with the transactions contemplated by this Agreement.

(vii)         The term “Subsidiary” means, as to any party, any corporation or other legal entity of which (i) such party controls (either alone or through or together with any other Subsidiary) or owns, directly or indirectly, more than 50% of the capital stock or other ownership interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity or (ii) such party or any other Subsidiary of such party is a general partner (excluding any such partnership where such party or Subsidiary does not have a majority of the voting interest in such partnership).

(viii)        The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(b)           This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party.

Section 9.4             Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 9.5             Entire Agreement; No Third Party Beneficiaries.  This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 6.15, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 9.6             Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, U.S.A. without regard to any applicable conflicts of law.

Section 9.7             Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

IN WITNESS WHEREOF, Zoran, Sub and Oak have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

OAK TECHNOLOGY, INC.		ZORAN CORPORATION

By:	/s/ Young Sohn	By:	/s/ Levy Gerzberg

Title: Chief Executive Officer and President		Title: President and Chief Executive Officer

ZINC ACQUISITION CORPORATION

		By:	/s/ Levy Gerzberg

Title: President and Chief Executive Officer

EXHIBIT A

VOTING AGREEMENT

(Oak Stockholder)

THIS VOTING AGREEMENT is made and entered into as of May 4, 2003 by and between Zoran Corporation, a Delaware corporation (“Zoran”), and the undersigned stockholder (the “Stockholder”) of Oak Technology, Inc., a Delaware corporation (“Oak”).

RECITALS

A.            Concurrently with the execution of this Agreement, Zinc Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Zoran (“Sub”), and Oak have entered into an Agreement and Plan of Reorganization (the “Reorganization Agreement”), providing for the merger of Oak with and into Sub (the “Merger”), pursuant to which Oak will become a wholly-owned subsidiary of Zoran;

B.            The Stockholder is the holder of record or beneficial owner of the number of shares of the outstanding Common Stock of Oak indicated on the final page of this Agreement (the “Shares”);

C.            In connection with the Merger, Zoran will acquire the Stockholder’s entire equity interest in Oak and the Stockholder will receive in exchange an equity interest in Zoran and a cash payment; and

D.            In consideration of and to induce the execution of the Reorganization Agreement by Zoran, the Stockholder agrees not to sell or otherwise dispose of any shares of Oak stock held by the Stockholder and to vote the Shares so as to facilitate consummation of the Merger, as more fully described below.

NOW, THEREFORE, in consideration of the mutual promises and the mutual covenants and agreements contained herein, the parties agree as follows:

1.             Agreement to Retain Shares.  The Stockholder agrees not to transfer, pledge, sell, exchange or offer to transfer or sell or otherwise dispose of or encumber any of the Shares at any time prior to the Expiration Date, as defined herein.  The “Expiration Date” shall mean the earlier of (i) the date and time on which the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement or (ii) the date on which the Reorganization Agreement shall be terminated pursuant to its terms.

2.             Agreement to Vote Shares.  At any meeting of the Oak stockholders called with respect to any of the following, and at any adjournment thereof, and with respect to any written consent solicited with respect to any of the following, the Stockholder agrees to vote the Shares: (i) in favor of approval of the Reorganization Agreement and the Merger and any matter which

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would, or could reasonably be expected to, facilitate the Merger and (ii) against (A) approval of any proposal made in opposition to or in competition with consummation of the Merger and the Reorganization Agreement, (B) any merger, consolidation, sale of assets, reorganization or recapitalization involving Oak (other than the Merger and related matters), (C) any liquidation, dissolution or winding up of Oak and (D) any other matter which would, or could reasonably be expected to, prohibit, delay or discourage the Merger (each of the foregoing being referred to as an “Opposing Proposal”).  The Stockholder, as the holder of voting stock of Oak agrees to be present, in person or by proxy, at all meetings of stockholders of Oak so that all Shares are counted for the purposes of determining the presence of a quorum at such meetings.  This Agreement is intended to bind the Stockholder only with respect to the specific matters set forth herein, and shall not prohibit the Stockholder from acting in accordance with his fiduciary duties as an officer or director of Oak.

3.             Irrevocable Proxy.  Concurrently with the execution of this Agreement, the Stockholder agrees to deliver to Zoran a proxy in the form attached hereto as Annex A (the “Proxy”), which shall be irrevocable to the extent provided therein; provided that the Proxy shall be revoked upon termination of this Agreement in accordance with its terms.

4.             Additional Purchases.  For purposes of this Agreement, the term “Shares” shall include any shares of Oak capital stock which the Stockholder purchases or otherwise acquires after the execution of this Agreement and prior to the Expiration Date.

5.             Representations, Warranties and Covenants of the Stockholder.  The Stockholder hereby represents, warrants and covenants to Zoran as follows:

5.1           Ownership of Shares.  Except as specifically described on Annex B to this Agreement, the Stockholder (i) is the holder and beneficial owner of the Shares, which at the date hereof and at all times until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances, (ii) does not beneficially own any shares of stock of Oak other than the Shares and (iii) has full power and authority to make, enter into, deliver and carry out the terms of this Agreement and the Proxy.

5.2           Validity; No Conflict.  This Agreement constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors’ rights generally and by general principles of equity.  Neither the execution of this Agreement by the Stockholder nor the consummation of the transactions contemplated hereby will result in a breach or violation of the terms of any agreement by which the Stockholder is bound or of any decree, judgment, order, law or regulation now in effect of any court or other governmental body applicable to the Stockholder.

5.3           No Voting Trusts or Agreements.  Between the date of this Agreement and the Expiration Date, the Stockholder will not, and will not permit any entity under the Stockholder’s control to, deposit any shares of Oak capital stock held by the Stockholder or such entity in a voting trust or subject any shares of Oak capital stock held by the Stockholder or such entity to any arrangement or agreement with respect to the voting of such shares of capital stock,

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other than agreements entered into with Zoran, unless the trustee of such trust agrees in writing to be bound by the terms of this Agreement.

5.4           No Proxy Solicitations.  Between the date hereof and the Expiration Date, the Stockholder will not, and will not permit any entity under the Stockholder’s control to, (a) solicit proxies or become a participant in a “solicitation” (as such term is defined in Rule 14a-11 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), with respect to an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action which would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Reorganization Agreement, (b) initiate a stockholders’ vote or action by written consent of Oak stockholders with respect to an Opposing Proposal or (c) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Oak with respect to an Opposing Proposal.

6.             Representations, Warranties and Covenants of Zoran.  Zoran represents, warrants and covenants to the Stockholder as follows:

6.1           Due Authorization.  This Agreement has been authorized by all necessary corporate action on the part of Zoran and has been duly executed by a duly authorized officer of Zoran.

6.2           Validity; No Conflict.  This Agreement constitutes the legal, valid and binding obligation of Zoran, enforceable against Zoran in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors’ rights generally and by general principles of equity.  Neither the execution of this Agreement by Zoran nor the consummation of the transactions contemplated hereby will result in a breach or violation of the terms of any agreement by which Zoran is bound or of any decree, judgment, order, law or regulation now in effect of any court or other governmental body applicable to Zoran.

7.             Additional Documents.  The Stockholder and Zoran hereby covenant and agree to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Zoran’s legal counsel or the Stockholder, as the case may be, to carry out the intent of this Agreement.

8.             Consent and Waiver.  The Stockholder hereby gives any consent or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which the Stockholder is a party or pursuant to any other rights the Stockholder may have.

9.             Miscellaneous.

9.1            Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

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9.2           Binding Effect and Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without the prior written consent of the other.

9.3           Amendments and Modifications.  This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

9.4           Specific Performance: Injunctive Relief.  The parties hereto acknowledge that Zoran will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholder set forth herein.  Therefore, it is agreed that, in addition to any other remedies which may be available to Zoran upon such violation, Zoran shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to it at law or in equity.

9.5           Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by commercial overnight courier service or by confirmed telecopy to the respective parties as follows:

If to Zoran:	Zoran Corporation 3112 Scott Boulevard Santa Clara, CA 95054 Attn: Chief Executive Officer Telephone: (408) 919-4111 Fax: (408) 919-4122

With a copy to:	Gray Cary Ware & Freidenrich LLP 400 Hamilton Avenue Palo Alto, CA 94301-1833 Attn: Dennis C. Sullivan, Esq. Telephone: (650) 833-2243 Fax: (650) 833-2001

If to Stockholder:	To the address for notice set forth on the last page hereof

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With a copy to:	Oak Technology, Inc. 1390 Kifer Road Sunnyvale, CA 94086 Attn: Chief Executive Officer Telephone: (408) 523-6500 Fax: (408) 774-5337

With a copy to:	Wildman, Harrold, Allen & Dixon 22 West Wacker Drive Chicago, IL 60606-1224 Attn: John L. Eisel, Esq. Telephone: (312) 201-2613 Fax: (312) 201-2555

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

9.6           Governing Law.  This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of law.

9.7           Entire Agreement.  This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

9.8           Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

9.9           Effect of Headings.  The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

9.10         Termination.  Notwithstanding anything else in this Agreement, this Agreement and the Proxy, and all obligations of the Stockholder under either of them, shall automatically terminate as of the Expiration Date.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

ZORAN CORPORATION

By:

Title:

STOCKHOLDER

(Signature)

(Printed Name)

Address:

Shares Beneficially Owned:

[Signature Page to Oak Voting Agreement]

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ANNEX A

IRREVOCABLE PROXY

The undersigned stockholder of Oak Technology, Inc., a Delaware corporation (“Oak”), hereby irrevocably appoints and constitutes the members of the Board of Directors of Zoran Corporation, a Delaware corporation (“Zoran”), and each of them (the “Proxyholders”), the agents and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned’s rights with respect to the shares of capital stock of Oak beneficially owned by the undersigned, which shares are listed below (the “Shares”), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof and prior to the date this proxy terminates, to vote the Shares as follows:

The agents and proxies named above are empowered at any time prior to termination of this proxy to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of Oak stockholders, and in every written consent in lieu of such a meeting, or otherwise,

1.             In favor of (i) approval of the Merger (as defined in the Voting Agreement dated as of May 4, 2003 between the Stockholder and Zoran (the “Voting Agreement”)) and that certain Agreement and Plan of Reorganization dated as of May 4, 2003 by and among Zoran, Oak and Zinc Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Zoran (the “Reorganization Agreement”), and (ii) any matter that could reasonably be expected to facilitate the Merger, and

2.             Against (i) approval of any proposal made in opposition to or in competition with consummation of the Merger and the Reorganization Agreement, (ii) any merger, consolidation, sale of assets, reorganization or recapitalization involving Oak (other than the Merger and related matters), (iii) any liquidation, dissolution or winding up of Oak and (iv) any other matter which would, or could reasonably be expected to, prohibit, delay or discourage the Merger.

The Proxyholders may not exercise this proxy on any other matter.  The undersigned stockholder may vote the Shares on all such other matters.

The proxy granted by the stockholder to the Proxyholders hereby is granted as of the date of this Agreement in order to secure the obligations of the stockholder set forth in Section 2 of the Voting Agreement, and is irrevocable and coupled with an interest in such obligations and in the interests in Oak to be purchased and sold pursuant to the Reorganization Agreement.  This proxy will terminate upon the termination of the Voting Agreement in accordance with its terms.

Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given until such time as this proxy shall be terminated in accordance with its terms.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.  The undersigned stockholder authorizes the Proxyholders to file this proxy and any substitution or revocation of substitution with the Secretary of Oak and with any Inspector of Elections at any meeting of the stockholders of Oak.

This proxy is irrevocable and shall survive the insolvency, incapacity, death or liquidation of the undersigned.

Dated: May 4, 2003	STOCKHOLDER

(Signature)

(Printed Name)

Shares Beneficially Owned:

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ANNEX B

EXHIBIT B

VOTING AGREEMENT

(Zoran Stockholder)

THIS VOTING AGREEMENT is made and entered into as of May 4, 2003 by and between Oak Technology, Inc., a Delaware corporation (“Oak”), and the undersigned stockholder (the “Stockholder”) of Zoran Corporation, a Delaware corporation (“Zoran”).

RECITALS

A.            Concurrently with the execution of this Agreement, Zinc Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Zoran (“Sub”), and Oak have entered into an Agreement and Plan of Reorganization (the “Reorganization Agreement”), providing for the merger of Oak with and into Sub (the “Merger”), pursuant to which Oak will become a wholly-owned subsidiary of Zoran;

B.            The Stockholder is the holder of record or beneficial owner of the number of shares of the outstanding Common Stock of Zoran indicated on the final page of this Agreement (the “Shares”); and

C.            In consideration of and to induce the execution of the Reorganization Agreement by Oak, the Stockholder agrees not to sell or otherwise dispose of any shares of Zoran stock held by the Stockholder and to vote the Shares so as to facilitate consummation of the Merger, as more fully described below.

NOW, THEREFORE, in consideration of the mutual promises and the mutual covenants and agreements contained herein, the parties agree as follows:

1.             Agreement to Retain Shares.  The Stockholder agrees not to transfer, pledge, sell, exchange or offer to transfer or sell or otherwise dispose of or encumber any of the Shares at any time prior to the Expiration Date, as defined herein.  The “Expiration Date” shall mean the earlier of (i) the date and time on which the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement or (ii) the date on which the Reorganization Agreement shall be terminated pursuant to its terms.

2.             Agreement to Vote Shares.  At any meeting of the Zoran stockholders called with respect to any of the following, and at any adjournment thereof, and with respect to any written consent solicited with respect to any of the following, the Stockholder agrees to vote the Shares: (i) in favor of approval of the issuance of shares of Zoran Common Stock pursuant to the Merger and any matter which would, or could reasonably be expected to, facilitate the Merger and (ii) against (A) approval of any proposal made in opposition to or in competition with consummation of the Merger and the Reorganization Agreement, (B) any merger, consolidation, sale of assets, reorganization or recapitalization involving Zoran (other than the Merger and

1

related matters and other transactions specifically permitted by the Reorganization Agreement), (C) any liquidation, dissolution or winding up of Zoran and (D) any other matter which would, or could reasonably be expected to, prohibit, delay or discourage the Merger (each of the foregoing being referred to as an “Opposing Proposal”).  The Stockholder, as the holder of voting stock of Zoran agrees to be present, in person or by proxy, at all meetings of stockholders of Zoran so that all Shares are counted for the purposes of determining the presence of a quorum at such meetings.  This Agreement is intended to bind the Stockholder only with respect to the specific matters set forth herein, and shall not prohibit the Stockholder from acting in accordance with his fiduciary duties as an officer or director of Zoran.

3.             Irrevocable Proxy.  Concurrently with the execution of this Agreement, the Stockholder agrees to deliver to Oak a proxy in the form attached hereto as Annex A (the “Proxy”), which shall be irrevocable to the extent provided therein; provided that the Proxy shall be revoked upon termination of this Agreement in accordance with its terms.

4.             Additional Purchases.  For purposes of this Agreement, the term “Shares” shall include any shares of Zoran capital stock which the Stockholder purchases or otherwise acquires after the execution of this Agreement and prior to the Expiration Date.

5.             Representations, Warranties and Covenants of the Stockholder.  The Stockholder hereby represents, warrants and covenants to Oak as follows:

5.1           Ownership of Shares.  Except as specifically described on Annex B to this Agreement, the Stockholder (i) is the holder and beneficial owner of the Shares, which at the date hereof and at all times until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances, (ii) does not beneficially own any shares of stock of Zoran other than the Shares and (iii) has full power and authority to make, enter into, deliver and carry out the terms of this Agreement and the Proxy.

5.2           Validity; No Conflict.  This Agreement constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors’ rights generally and by general principles of equity.  Neither the execution of this Agreement by the Stockholder nor the consummation of the transactions contemplated hereby will result in a breach or violation of the terms of any agreement by which the Stockholder is bound or of any decree, judgment, order, law or regulation now in effect of any court or other governmental body applicable to the Stockholder.

5.3           No Voting Trusts or Agreements.  Between the date of this Agreement and the Expiration Date, the Stockholder will not, and will not permit any entity under the Stockholder’s control to, deposit any shares of Zoran capital stock held by the Stockholder or such entity in a voting trust or subject any shares of Zoran capital stock held by the Stockholder or such entity to any arrangement or agreement with respect to the voting of such shares of capital stock, other than agreements entered into with Oak, unless the trustee of such trust agrees in writing to be bound by the terms of this Agreement.

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5.4           No Proxy Solicitations.  Between the date hereof and the Expiration Date, the Stockholder will not, and will not permit any entity under the Stockholder’s control to, (a) solicit proxies or become a participant in a “solicitation” (as such term is defined in Rule 14a-11 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), with respect to an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action which would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Reorganization Agreement, (b) initiate a stockholders’ vote or action by written consent of Zoran stockholders with respect to an Opposing Proposal or (c) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Zoran with respect to an Opposing Proposal.

6.             Representations, Warranties and Covenants of Oak.  Oak represents, warrants and covenants to the Stockholder as follows:

6.1           Due Authorization.  This Agreement has been authorized by all necessary corporate action on the part of Oak and has been duly executed by a duly authorized officer of Oak.

6.2           Validity; No Conflict.  This Agreement constitutes the legal, valid and binding obligation of Oak, enforceable against Oak in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors’ rights generally and by general principles of equity.  Neither the execution of this Agreement by Oak nor the consummation of the transactions contemplated hereby will result in a breach or violation of the terms of any agreement by which Oak is bound or of any decree, judgment, order, law or regulation now in effect of any court or other governmental body applicable to Oak.

7.             Additional Documents.  The Stockholder and Oak hereby covenant and agree to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Oak’s legal counsel or the Stockholder, as the case may be, to carry out the intent of this Agreement.

8.             Consent and Waiver.  The Stockholder hereby gives any consent or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which the Stockholder is a party or pursuant to any other rights the Stockholder may have.

9.             Miscellaneous.

9.1            Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

9.2           Binding Effect and Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither

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this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without the prior written consent of the other.

9.3           Amendments and Modifications.  This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

9.4           Specific Performance: Injunctive Relief.  The parties hereto acknowledge that Oak will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholder set forth herein.  Therefore, it is agreed that, in addition to any other remedies which may be available to Oak upon such violation, Oak shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to it at law or in equity.

9.5           Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by commercial overnight courier service or by confirmed telecopy to the respective parties as follows:

If to Oak:	Oak Technology, Inc. 1390 Kifer Road Sunnyvale, CA 94086 Attn: Chief Executive Officer Telephone: (408) 523-6500 Fax: (408) 774-5337

With a copy to:	Wildman, Harrold, Allen & Dixon 22 West Wacker Drive Chicago, IL 60606-1224 Attn: John L. Eisel, Esq. Telephone: (312) 201-2613 Fax: (312) 201-2555

If to Stockholder:	To the address for notice set forth on the last page hereof

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With a copy to:	Zoran Corporation 3112 Scott Boulevard Santa Clara, CA 95054 Attn: Chief Executive Officer Telephone: (408) 919-4111 Fax: (408) 919-4122

With a copy to:	Gray Cary Ware & Freidenrich LLP 400 Hamilton Avenue Palo Alto, CA 94301-1833 Attn: Dennis C. Sullivan, Esq. Telephone: (650) 833-2243 Fax: (650) 833-2001

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

9.6           Governing Law.  This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of law.

9.7           Entire Agreement.  This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

9.8           Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

9.9           Effect of Headings.  The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

9.10         Termination.  Notwithstanding anything else in this Agreement, this Agreement and the Proxy, and all obligations of the Stockholder under either of them, shall automatically terminate as of the Expiration Date.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

OAK TECHNOLOGY, INC.

By:

Title:

STOCKHOLDER

(Signature)

(Printed Name)

Address:

Shares Beneficially Owned:

[Signature Page to Zoran Voting Agreement]

6

ANNEX A

IRREVOCABLE PROXY

The undersigned stockholder of Zoran Corporation, a Delaware corporation (“Zoran”), hereby irrevocably appoints and constitutes the members of the Board of Directors of Oak Technology, Inc., a Delaware corporation (“Oak”), and each of them (the “Proxyholders”), the agents and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned’s rights with respect to the shares of capital stock of Zoran beneficially owned by the undersigned, which shares are listed below (the “Shares”), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof and prior to the date this proxy terminates, to vote the Shares as follows:

The agents and proxies named above are empowered at any time prior to termination of this proxy to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of Zoran stockholders, and in every written consent in lieu of such a meeting, or otherwise,

1.             In favor of (i) approval of the Merger (as defined in the Voting Agreement dated as of May 4, 2003 between the Stockholder and Oak (the “Voting Agreement”)) and that certain Agreement and Plan of Reorganization dated as of May 4, 2003 by and among Zoran, Oak and Zinc Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Zoran (the “Reorganization Agreement”), and (ii) any matter that could reasonably be expected to facilitate the Merger, and

2.             Against (i) approval of any proposal made in opposition to or in competition with consummation of the Merger and the Reorganization Agreement, (ii) any merger, consolidation, sale of assets, reorganization or recapitalization involving Zoran (other than the Merger and related matters), (iii) any liquidation, dissolution or winding up of Zoran and (iv) any other matter which would, or could reasonably be expected to, prohibit, delay or discourage the Merger.

The Proxyholders may not exercise this proxy on any other matter.  The undersigned stockholder may vote the Shares on all such other matters.

The proxy granted by the stockholder to the Proxyholders hereby is granted as of the date of this Agreement in order to secure the obligations of the stockholder set forth in Section 2 of the Voting Agreement, and is irrevocable and coupled with an interest in such obligations and in the interests in Zoran to be purchased and sold pursuant to the Reorganization Agreement.  This proxy will terminate upon the termination of the Voting Agreement in accordance with its terms.

Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given until such time as this proxy shall be terminated in accordance with its terms.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.  The undersigned stockholder authorizes the Proxyholders to file this proxy and any substitution or revocation of substitution with the Secretary of Zoran and with any Inspector of Elections at any meeting of the stockholders of Zoran.

This proxy is irrevocable and shall survive the insolvency, incapacity, death or liquidation of the undersigned.

Dated: May 4, 2003	STOCKHOLDER

(Signature)

(Printed Name)

Shares Beneficially Owned:

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ANNEX B

EXHIBIT C

RESTATED CERTIFICATE OF INCORPORATION

OF

ZINC ACQUISITION CORPORATION

(Pursuant to Section 245 and 242 of the General Corporation Law of the State of Delaware)

ZINC ACQUISITION CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.             The name of the corporation is Zinc Acquisition Corporation.

2.             The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was May 2, 2003.

3.             This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation as herein set forth in full:

ARTICLE I

NAME

The name of the corporation is Oak Technology, Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

CAPITAL STOCK

The corporation is authorized to issue one class of stock, to be designated “Common

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Stock,” with a par value of $.001 per share.  The total number of shares of Common Stock that the corporation shall have authority to issue is 1,000.

ARTICLE V

BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have the power to adopt, amend, repeal or otherwise alter the Bylaws without any action on the part of the stockholders; provided, however, that any Bylaws made by the Board of Directors and any and all powers conferred by any of said Bylaws may be amended, altered or repealed by the stockholders, subject to the requirements of this Certificate of Incorporation with respect to such stockholder approval.

ARTICLE VI

DIRECTORS

To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  Neither any amendment nor repeal of this Article VI, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VI shall eliminate or reduce the effect of this Article VI in respect to any matter occurring, or any cause of action, suit or claim that, but for this Article VI, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

OAK CORPORATION

By:
Levy Gerzberg
President, Chief Executive Officer and Secretary

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